SCHEDULE 14C
                                 (RULE 14C-101)

                INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

               INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
[X]   Preliminary Information Statement
[ ]   Confidential, for Use of the Commission Only (as permitted by Rule 14c-5
       (d)(2))
[ ]   Definitive Information Statement

                            GOLDEN EAGLE GROUP, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
[ ]   No fee required.
[X]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

      (1)   Title of each class of securities to which transaction applies:
            Company Common Stock and Redeemable Company Common Stock Purchase Warrants
      (2)   Aggregate number of securities to which transaction applies:
            7,967,165
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
            $4.45
      (4)   Proposed maximum aggregate value of transaction:
            $31,458,403
      (5)   Total fee paid:
            $6,291.68

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:

      (2)  Form, Schedule or Registration Statement No.:

      (3)  Filing Party:

      (4)  Date Filed:

                            GOLDEN EAGLE GROUP, INC.

Dear Stockholders:

      Golden Eagle Group, Inc., a Delaware corporation (the "Company"), has entered into an Agreement and Plan of Merger dated as of September 22, 1998 (the "Merger Agreement") with USFreightways Corporation, a Delaware corporation ("USF") and Seko Newco, Inc., a Delaware corporation and indirect wholly-owned subsidiary of USF ("Merger Sub"). Pursuant to the terms of the Merger Agreement, Merger Sub will merge (the "Merger") with and into the Company, with the Company as the surviving corporation. The terms of the Merger Agreement provide that upon consummation of the Merger, the outstanding shares of the Company's Common Stock, par value $0.01, ("Company Common Stock") will be converted into the right to receive $4.45 in cash per share, without interest. In addition, each option and warrant to purchase Company Common Stock outstanding at the effective time of the Merger will be converted into the right to receive in cash, without interest, an amount equal to the difference between $4.45 and the exercise price provided for thereunder for each share purchasable thereby. The Merger Agreement is attached as Annex A to the accompanying Information Statement. The closing of the Merger is expected to occur on or before November 30, 1998, subject to the satisfaction of certain closing conditions. YOU WILL RECEIVE ADDITIONAL INFORMATION AT A LATER TIME ON HOW TO RECEIVE PAYMENT FOR YOUR SHARES OF COMMON STOCK IN CONNECTION WITH THE MERGER.

      After careful consideration, the Board of Directors of the Company has unanimously approved the Merger and believes it to be advisable and in the best interests of the stockholders of the Company. Stockholders of the Company owning beneficially and of record approximately 69.2% of the issued and outstanding shares of the Company's Common Stock (including Compagnie DAHER, of which I am Chairman of the Board and Chief Executive Officer, which owns approximately 41.3% of the outstanding shares) have provided their written consent and approval of the Merger, thereby satisfying the requirements of the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws for stockholder approval of the Merger. For this reason, the Company is not calling a special meeting of the stockholders in respect of the proposed Merger and is not asking you for a proxy or consent.

      Stockholders of the Company have the right to dissent from the Merger under and pursuant to Section 262 of the Delaware General Corporation Law.

      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. The attached Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. The Information Statement contains a more detailed description of the Merger. I encourage you to read the Information Statement thoroughly.

                                          Very truly yours,

                                          /s/ Patrick M. Daher


                                          PATRICK M. DAHER
                                          Chairman of the Board
October __, 1998

                            GOLDEN EAGLE GROUP, INC.
                               120 STANDIFER DRIVE
                               HUMBLE, TEXAS 77338
                                (281) 446-2656

                              INFORMATION STATEMENT

      This Information Statement is being furnished by the Board of Directors of Golden Eagle Group, Inc., a Delaware corporation (the "Company"), to the holders of the outstanding shares of the Company's Common Stock, par value $0.01 per share (the "Company Common Stock"), in connection with the Agreement and Plan of Merger dated as of September 22, 1998 (the "Merger Agreement"), by and among the Company, USFreightways Corporation, a Delaware corporation ("USF") and Seko Newco, Inc., a Delaware corporation and indirect wholly-owned subsidiary of USF ("Merger Sub"), pursuant to which Merger Sub will be merged with and into the Company (the "Merger"), and the Company will be the surviving corporation (the "Surviving Corporation"). As a result of the Merger, the Company will be an indirect wholly-owned subsidiary of USF, and each outstanding share of Company Common Stock will be converted into the right to receive $4.45 in cash, without interest. In addition, each option and warrant to purchase Company Common Stock outstanding at the effective time of the Merger will be converted into the right to receive in cash, without interest, an amount equal to the difference between $4.45 and the exercise price provided for thereunder for each share purchasable thereby. A copy of the Merger Agreement is attached hereto as Annex A.

      In accordance with the Delaware General Corporation Law (the "DGCL"), the Merger Agreement requires the approval and adoption by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock. As of October 2, 1998, there were 6,572,218 shares of Company Common Stock issued and outstanding, each share of which was entitled to one vote on the proposal to approve and adopt the Merger Agreement. On October 2, 1998, stockholders of the Company owning of record and beneficially 4,549,525 shares, or approximately 69.2%, of the outstanding shares of Company Common Stock (including Compagnie DAHER, which owns approximately 41.3% of the outstanding shares), executed written consents in favor of the approval and adoption of the Merger Agreement. Pursuant to Section 228 of the DGCL and the Company's Certificate of Incorporation and Bylaws, no additional approval by the Company's stockholders is required with respect to the Merger Agreement and the Merger.

      The effective date of the Merger will be the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time"), which is scheduled to occur following satisfaction of certain closing conditions, including receipt of certain regulatory approvals, but not earlier than 20 days after the mailing of this Information Statement to the Company's stockholders.

 THE TRANSACTION DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE
    SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE SECURITIES
        COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR
               UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION
                CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION
                          TO THE CONTRARY IS UNLAWFUL.

      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

      INCLUDED WITH THIS INFORMATION STATEMENT IS A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 AND ITS QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 1998.

      This Information Statement is being mailed on or about October ___, 1998, to holders of record of Company Common Stock on September 25, 1998.

      The date of this Information Statement is October ___, 1998.

(ii)

                                TABLE OF CONTENTS
                                                                           PAGE
                                                                          NUMBER

INTRODUCTION.................................................................1
    The Companies............................................................1
    Required Vote; Written Consent in Lieu of Meeting........................1
    Procedure for Receipt of Merger Consideration............................1
    Appraisal Rights.........................................................2
    Stock Ownership of Directors and Executive Officers......................2
    Stock Ownership of Certain Beneficial Owners.............................3

FORWARD-LOOKING STATEMENTS...................................................3

THE MERGER...................................................................4
    Background of the Merger.................................................4
    Recommendation of the Company's Board....................................4
    No Financial Advisor Opinion.............................................5
    USF's Reasons for the Merger.............................................5
    Interests of Certain Persons in the Merger...............................5

TERMS OF THE MERGER..........................................................6
    The Merger; Effective Time...............................................6
    Conversion of the Company Common Stock...................................6
    Treatment of Stock Options and Warrants..................................6
    Exchange of Stock Certificates, Company Options and Company
        Warrants.............................................................6
    Board of Directors and Officers..........................................6
    Certificate of Incorporation and Bylaws of the Surviving
        Corporation..........................................................7
    Representations and Warranties...........................................7
    Conduct of Business by the Company.......................................7
    Other Acquisitions and Proposals.........................................7
    Indemnification..........................................................8
    Conditions to the Merger.................................................8
    Termination of the Merger Agreement......................................9
    Expenses.................................................................9
    Termination Fees.........................................................9
    Regulatory Matters......................................................10
    Accounting Treatment of the Merger......................................10
    Certain Federal Income Tax Consequences.................................10
    Source of Merger Consideration..........................................11

SELECTED HISTORICAL FINANCIAL DATA OF THE COMPANY...........................11

MARKET FOR THE SHARES AND RELATED STOCKHOLDER MATTERS.......................12

APPRAISAL RIGHTS............................................................13

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS...................................15

INFORMATION REGARDING THE COMPANY...........................................15

INFORMATION REGARDING USF...................................................15

AVAILABLE INFORMATION.......................................................15

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................15

                                      (i)

Annex A:    The Merger Agreement

Annex B:    Section 262 of the General Corporation Law of Delaware


                                      (ii)

                                  INTRODUCTION

      THE FOLLOWING IS A BRIEF SUMMARY OF MORE DETAILED INFORMATION CONTAINED ELSEWHERE, OR INCORPORATED BY REFERENCE, IN THIS INFORMATION STATEMENT. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS INFORMATION STATEMENT. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED IN THIS INFORMATION STATEMENT AND IN THE ANNEXES HERETO. STOCKHOLDERS ARE URGED TO READ CAREFULLY THIS INFORMATION STATEMENT, INCLUDING THE ANNEXES HERETO, IN ITS ENTIRETY.

THE COMPANIES.

      The Company is a Delaware corporation with its principal executive offices at 120 Standifer Drive, Humble, Texas 77338, and its telephone number is (281) 446-2656. The Company, through its wholly-owned subsidiaries, is engaged in the business of providing international transportation logistics and related services. The Company provides logistics services and international air and ocean freight forwarding, primarily for shipments from Texas to Europe, the Middle East, the Far East, Russia/CIS and Africa, from the Washington D.C. area to Europe and Asia and shipments from Miami to Central and South America and the Caribbean, as well as shipments from the Company's other facilities in the United States, and incidental services such as packing, crating and warehousing. As a freight forwarder, the Company plans and facilitates the shipment of goods and merchandise from point of origination to destination by securing air or ocean cargo space, arranging for delivery of goods to carriers and preparing shipping and customs documentation. The Company is also a licensed customs broker.

      USF is a full service provider of global transportation services and innovative logistics solutions. This is accomplished through USF's operating subsidiaries. Regional less-than-truckload general commodities carriers provide overnight and second-day delivery throughout the United States and into Canada. Logistics subsidiaries provide solutions to customers' logistics and distribution requirements. USF also provides domestic and international freight forwarding as well as premium regional and national truckload service. Merger Sub is a Delaware corporation and an indirect wholly-owned subsidiary of USF. Merger Sub was organized to acquire the Company and has not conducted any unrelated activities since its organization. The principal offices of USF and Merger Sub are located at 9700 Higgins Road, Suite 570, Rosemont, Illinois 60018, and its telephone number is (847) 696-0200.


REQUIRED VOTE; WRITTEN CONSENT IN LIEU OF MEETING.

      The Delaware General Corporation Law (the "DGCL") provides that the adoption of any plan of merger by the Company requires the approval of the Company's Board of Directors (the "Company's Board") and the affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock entitled to vote thereon. The Company's Board has authorized and approved the Merger Agreement and the Merger. Stockholders of the Company owning of record and beneficially 4,549,525 shares of Company Common Stock, or approximately 69.2% of the outstanding shares thereof (including Compagnie DAHER, which owns approximately 41.3% of the outstanding shares), have executed written consents dated October 2, 1998, in favor of the approval and adoption of the Merger Agreement and the Merger. Pursuant to Section 228 of the DGCL and the Company's Certificate of Incorporation and Bylaws, no additional approval by Company stockholders is required with respect to the Merger Agreement and the Merger.

      The Merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the DGCL.

PROCEDURE FOR RECEIPT OF MERGER CONSIDERATION.

      At the Effective Time, each outstanding share of Company Common Stock (other than shares owned by the Company or by stockholders who have validly perfected their appraisal rights under Delaware law) automatically will be converted into the right to receive $4.45 in cash per share, without interest. In addition, each option and warrant to purchase Company Common Stock outstanding at the Effective Time of the Merger will be converted into the right to receive in cash, without interest, an amount equal to the difference between $4.45 and the exercise price provided for thereunder for each share purchasable thereby. As soon as reasonably practicable after the Effective Time, a letter of transmittal will be mailed to the holders of certificates representing shares of Company Common Stock and to the holders of options and warrants to purchase Company Common Stock. The form of transmittal letter will contain instructions with respect to the surrender of such certificates, options and warrants in exchange for the portion of the consideration to be paid with respect thereto pursuant to the Merger Agreement. The letter of transmittal must be completed and returned as directed therein, along with certificates representing the shares of Company Common Stock covered thereby, options or warrants, as the case may be.

APPRAISAL RIGHTS.

      Under the DGCL, holders of shares of Company Common Stock who strictly comply with the applicable requirements of the DGCL may dissent from the Merger and demand payment in cash of the fair value of their shares of Company Common Stock. See "APPRAISAL RIGHTS" on page 13.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS.

      The following table sets forth certain information as of October 2, 1998 concerning the number and percentage of shares of Company Common Stock beneficially owned by each director and each executive officer of Company, determined in accordance with Rule 13d-3 under Exchange Act. Unless otherwise noted, the address of each director and executive officer is c/o Golden Eagle Group Inc., 120 Standifer Drive, Humble, Texas 77338.


                                                       NUMBER        PERCENTAGE
NAME OF BENEFICIAL OWNER                            OF SHARES (1)    OWNERSHIP
------------------------                            -------------    ---------
Patrick M. Daher ..................................   2,739,511 (2)    41.5%
Patrick H. Weston .................................     480,489 (3)     7.2%
Carlos A. Macaluso ................................     151,100 (4)     2.3%
    11700 N.W. 100th Road
    Medley, FL 33178
Keith Bates .......................................      22,500 (5)       *
John F. Darden ....................................      22,500 (5)       *
Donald A. Nodorft .................................      29,400 (6)       *
Michael Simpson ...................................      25,000 (7)       *
All directors and executive officers as a group
(seven persons)....................................   3,470,500 (8)    52.8%
----------------------------------------------

*     Indicates less than one percent.

(1) Includes all options to purchase shares of Company Common Stock held by such individual since pursuant to their terms they will be fully exercisable upon consummation of the Merger.

(2) Represents 2,717,011 shares of Company Common Stock held by Compagnie Daher, of which Mr. Daher is Chairman of the Board and Chief Executive Officer and 22,500 shares of Company Common Stock issuable upon the exercise of stock options.

(3) Includes 131,500 shares of Company Common Stock issuable upon the exercise of stock options.

(4) Includes 20,900 shares of Company Common Stock issuable upon exercise of stock options.

(5) Represents 22,500 shares of Company Common Stock issuable upon exercise of stock options.

(6) Represents 29,400 shares of Company Common Stock issuable upon exercise of stock options held by the Company's Vice President-Finance and Chief Financial Officer.

(7) Represents 25,000 shares of Company Common Stock issuable upon exercise of stock options held by the Company's Vice President-Operations.

(8) Includes all shares of Company Common Stock and stock options described in notes (2) through (7).



STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth information as to the only persons known by the Company to have beneficial ownership, as of October 2, 1998, of more than 5% of the outstanding shares of Company Common Stock, other than the persons whose beneficial ownership and address is disclosed under "Stock Ownership of Directors and Executive Officers." As of October 2, 1998, the Company had 6,572,218 shares outstanding. To the Company's knowledge, all shares shown as beneficially owned are held with sole voting power and sole dispositive power unless otherwise indicated. The information set forth below has been determined in accordance with Rule 13d-3 under the Exchange Act on the basis of the most recent information furnished to the Company by the person listed.


                                                SHARES BENEFICIALLY   PERCENT
      NAME AND ADDRESS OF BENEFICIAL OWNER             OWNED         OF CLASS
----------------------------------------------  -------------------  --------
Compagnie  Daher...............................      2,717,011         41.3%
120 Standifer Drive
Humble, TX 77338
Lawrence Bauer.................................      551,006 (1)        8.4%
4425 Waters Edge Lane
Sanibel, FL 33957
Henri Youngblood...............................      393,750 (2)        6.0%
22 Export Drive
Sterling, VA 20164
----------------------------------------------

(1) Represents 551,006 shares of Company Common Stock issued in connection with the October 27, 1997 acquisition by merger of Columbia Shipping Group, Inc., including 81,431 shares held in trust for the employees of Columbia Shipping Group, Inc.

(2) Includes 2,000 shares of Company Common Stock issuable upon exercise of stock options.


                           FORWARD-LOOKING STATEMENTS

      This Information Statement includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"). All statements other than statements of historical fact included in this Information Statement, including, without limitation, statements under "The Merger" regarding the financial condition, business strategy and plans and objectives for future operations of the Company, USF and the Merger Sub are forward-looking statements. These forward-looking statements are commonly identified by the use of such terms and phrases as "intends," "estimates," "expects," "project," "anticipates," "foreseeable future," "seeks," "believes" and "scheduled." Although the Company believes that the assumptions upon which such forward-looking statements are based are reasonable, all such statements are subject to risks and uncertainties that could cause the statements to be incorrect.

                                   THE MERGER

BACKGROUND OF THE MERGER.

      On June 2, 1998, representatives of USF approached the Company about a possible business combination. Preliminary discussions between the parties ensued and USF indicated it had a serious interest in pursuing the acquisition of the Company in an all cash transaction. Thereafter, a confidentiality agreement was executed and USF was given certain confidential information concerning the Company's business and assets which it used to value the Company and to formulate an offer to acquire the Company.

      Between June 2, 1998 and August 11, 1998, representatives of USF and the Company discussed various issues regarding the Merger, including the price per share USF was willing to pay in the Merger. Members of the Company's Board also discussed the proposed Merger and the consideration proposed to be paid by USF pursuant to the Merger with a small number of other significant stockholders of the Company to determine whether they would support the Merger.

      Between August 11, 1998 and September 21, 1998, the parties negotiated the terms of the Merger Agreement and had numerous discussions concerning due diligence, document preparation and various business and legal issues.

      The Merger Agreement was executed on September 22, 1998. The transaction was publicly announced on September 23, 1998.

RECOMMENDATION OF THE COMPANY'S BOARD.

      On August 24, 1998 and September 15, 1998, the Board of Directors of the Company met and considered the terms of the proposed Merger. Legal counsel to the Company participated in this meeting. At this meeting, the Company's Board discussed extensively the terms of the proposed Merger Agreement and considered, among other things, management's presentation of the business outlook of the Company and the strategic alternatives available to Company, including the USF proposal.

      The Company's Board, in making the determination that the Merger was advisable and in the best interest of the Company and its stockholders, considered the following factors, among others:

      HISTORICAL STOCK PRICE PERFORMANCE. The Company's Board reviewed the historical stock price performance of the Company and noted that the consideration to be received by the Company's stockholders pursuant to the Merger would represent a premium of approximately 164% over the average sales price of the Company Common Stock as reported by Nasdaq during the six months prior to the announcement of the Merger ($1.683 per share). In addition, the Company's Board noted that the Company Common Stock traded in very low volumes over such time period, thereby providing its stockholders with limited liquidity.

      TERMS AND CONDITIONS OF THE MERGER. The Company's Board considered the terms and conditions of the Merger Agreement, including the fact that the transaction was structured as a cash offer for all shares of Company Common Stock which would permit all holders of shares of Company Common Stock to participate on the same basis. Furthermore, the proposed transaction provided that each option and warrant to purchase Company Common Stock outstanding at the Effective Time of the Merger would be converted into the right to receive in cash, without interest, an amount equal to the difference between $4.45 and the exercise price provided thereunder for each share purchasable thereby.

      APPROVAL BY A MAJORITY OF THE STOCKHOLDERS. The Company's Board considered the fact that a small group of stockholders, owning beneficially in excess of 50% of the outstanding Company Common Stock, indicated their approval of the Merger and agreed to vote in favor of the Merger.

      OTHER CONSIDERATIONS.

      (1) the belief of the Company's Board that the total consideration to be paid by USF in the Merger represented the highest price that USF would be willing to pay in acquiring the Company, which belief resulted in part from the substantial negotiations between the Company's management and directors, on the one hand, and USF executives, on the other hand;

      (2) the financial ability of USF to consummate the Merger, and the fact that there was no financing contingency in the Merger Agreement;

      (3) While the Company's financial prospects appeared favorable, its business is cyclical and subject to many risks and uncertainties, including the economies of various countries and subsequent business activities relating to the import and export of goods.

      The foregoing discussion of the information and factors considered and weight given by the Company's Board is not intended to be exhaustive. In view of the variety of factors considered in connection with their evaluation of the Merger, they did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their determination. In addition, individual members of the Company's Board may have given different weights to different factors.

NO FINANCIAL ADVISOR OPINION.

      The Company's Board did not obtain any opinions from any financial advisors that the consideration to be received by the stockholders of the Company in the Merger is fair from a financial point of view.

USF'S REASONS FOR THE MERGER.

      USF believes that the Merger will enhance USF's capability to provide international air and ocean forwarding services to USF's existing customer base. With approximately 90% of the Company's business being international, USF management expects that the Merger will complement its subsidiary, USF Seko Worldwide, Inc., which has the majority of its operations in the domestic market. USF believes that the combination of USF Seko Worldwide, Inc. and the Company will permit USF to compete aggressively for new business in the expanding global market. In addition, USF intends to develop a strategic alliance with Compagnie Daher of Marseille, France, a key trading partner with the Company and the owner of approximately 41.3% of the outstanding shares of the Company's Common Stock.


INTERESTS OF CERTAIN PERSONS IN THE MERGER.

      Company stockholders should be aware that certain directors and members of management of the Company may be deemed to have certain interests in the Merger in addition to their interests as Company stockholders. The Company's Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement and in recommending stockholder approval and adoption of the Merger Agreement.

      USF has agreed to cause the Surviving Corporation to keep in its Certificate of Incorporation the provisions relating to the indemnification of directors and officers currently contained in the Company's Certificate of Incorporation and Bylaws. See "Terms of the Merger - Indemnification."

      In addition, certain of the Company's senior management will continue to be employed after the Merger.

                               TERMS OF THE MERGER

      THE FOLLOWING IS A SUMMARY OF THE MATERIAL TERMS OF THE MERGER AGREEMENT. THIS SUMMARY IS NOT A COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT THEREOF, WHICH IS ATTACHED HERETO AS ANNEX A. CAPITALIZED TERMS USED AND NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE MERGER AGREEMENT.

THE MERGER; EFFECTIVE TIME.

      Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, Merger Sub will merge with and into the Company and the separate corporate existence of Merger Sub will terminate. The Company will be the surviving corporation in the Merger, and will continue its corporate existence under the DGCL under the same name as an indirect wholly-owned subsidiary of USF. The Merger will become effective upon the execution and filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such subsequent date or time as shall be agreed by the Company and USF and be specified in the Certificate of Merger. Such filing will be made or otherwise become effective on the closing date (the "Closing Date"), which Closing Date will be as soon as practicable after satisfaction or waiver of the conditions set forth in the Merger Agreement.

CONVERSION OF THE COMPANY COMMON STOCK.

      At the Effective Time, each outstanding share of Company Common Stock (other than shares owned by the Company as treasury shares or by stockholders who have validly perfected their appraisal rights under Delaware law) automatically will be converted into the right to receive $4.45 in cash per share, without interest.

TREATMENT OF STOCK OPTIONS AND WARRANTS.

      As of October 2, 1998, 474,947 shares of Company Common Stock were issuable upon exercise of options to purchase Company Common Stock ("Company Options") and 920,000 shares of Company Common Stock were issuable upon exercise of warrants for the purchase of Company Common Stock ("Company Warrants"). As of the Effective Time, each Company Option and Company Warrant remaining outstanding and unexercised will automatically be converted into the right to receive in cash, without interest, the difference between $4.45 and the exercise price provided for thereunder for each share of Company Common Stock purchasable thereby.

EXCHANGE OF STOCK CERTIFICATES, COMPANY OPTIONS AND COMPANY WARRANTS.

      Prior to the Effective Time, USF will cause a paying agent to be selected by USF and the Company (the "Paying Agent"). As soon a practicable after the Effective Time, USF will cause the Paying Agent to mail a form of transmittal letter to the holders of certificates representing shares of Company Common Stock and to the holders of the Company Options and the Company Warrants. The form of transmittal letter will contain instructions with respect to the surrender of such certificates, Company Options and Company Warrants in exchange for the portion of the consideration to be paid with respect thereto pursuant to the Merger Agreement.

      If a certificate representing shares of Company Common Stock or a Company Option or Company Warrant has been lost, stolen, or destroyed, the Paying Agent will issue the consideration properly payable in accordance with the Merger Agreement upon receipt of appropriate evidence as to the ownership of such certificate and appropriate and customary indemnification.

BOARD OF DIRECTORS AND OFFICERS.

      The Merger Agreement provides that from and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors and officers of the Merger Sub at the Effective Time shall be the directors and officers of the Company, as the Surviving Corporation.

CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION.

      Pursuant to the Merger Agreement, the Certificate of Incorporation and Bylaws of Merger Sub as in effect immediately prior to the Effective Time will be the initial Certificate of Incorporation and Bylaws of the Surviving Corporation following the Merger.

REPRESENTATIONS AND WARRANTIES.

      The Merger Agreement contains various representations and warranties of the Company, USF and Merger Sub regarding, among other things, corporate organization and standing, subsidiaries, corporate power and authority, capitalization, conflicts, consents and approvals, absence of certain changes, taxes and tax returns, compliance with applicable law, this Information Statement, litigation, brokerage and finder's fees, accounting matters, employee benefit plans, contracts, labor relations, permits, environmental matters and stock ownership in the Company. The representations and warranties of each of the Company, USF and Merger Sub will not survive the Merger.

CONDUCT OF BUSINESS BY THE COMPANY.

      The Merger Agreement provides that during the period from the date the Merger Agreement is signed to the Closing Date, the Company shall be operated solely in the ordinary course of business and in compliance with the terms of the Merger Agreement. The Merger Agreement also provides that the Company shall:
(i) not introduce any material new method of management, operation or accounting; (ii) maintain its properties, facilities and assets in good working order and condition, ordinary wear and tear excepted; (iii) comply with its agreements; (iv) keep in effect present insurance policies; (v) maintain and preserve its business organization intact; (vi) comply with all permits, and laws, rules and regulations; (vii) maintain its corporate existence and all permits, franchises and other rights material to the business; (viii) maintain its books, accounts and records; (ix) maintain all material intellectual property; (x) continue to collect its accounts receivable and pay its accounts payable; (xi) take such actions as USF reasonably requests and use its best efforts to cause fulfillment of all the conditions to which USF's obligations are subject; and (xii) promptly notify USF in writing if the Company is advised that any material customer of the business intends to cease doing business with the Company or any of its subsidiaries.

      The Merger Agreement further provides that, without limiting the generality of the foregoing, at all times prior to the Closing Date the Company shall not: (i) make any change in the certificate of incorporation or bylaws of the Company or any of its subsidiaries; (ii) issue any securities of any kind;
(iii) declare, set aside or pay any dividend, distribution or other payment of cash or assets; (iv) enter into any arrangement or contract with any officer, director, stockholder, employee, agent or other insider or affiliate of the Company or its subsidiaries; (v) distribute or transfer any cash, property or other assets to any officer, director, stockholder, employee, agent or other insider or affiliate of the Company or its subsidiaries; (vi) enter into any contract which involves an amount in excess of $50,000; (vii) enter into any agreement with or increase the compensation payable to any officer, director, key employee or agent; (viii) create or assume any indebtedness except for purchase money liens not in excess of $10,000; (ix) sell, assign, lease or otherwise transfer its assets in excess of $10,000; (x) acquire, negotiate or start-up any new business; (xi) merge or consolidate with or into any other entity; (xii) cancel, adjust, release or waive any indebtedness; (xiii) accelerate, terminate, modify, cancel or commit any material breach of any material contract, permit or other right; (xiv) use any cash or other assets to pay, satisfy or discharge any liability; (xv) change the manner in which the business has been conducted; (xvi) except as required to comply with changes in GAAP, change its accounting principles; (xvii) change its relationships with any customer or supplier; (xviii) enter into, amend or modify in any respect any plan; (xix) take or permit any action that would require disclosure pursuant to the Merger Agreement; or (xx) enter into any other transaction outside the ordinary course of its business or take any action which could have a material adverse effect on the Company.


OTHER ACQUISITIONS AND PROPOSALS.

      The Company has agreed that, during the term of the Merger Agreement, it shall not, and shall not permit any of its subsidiaries to, directly or indirectly, through any officer, director, employee, representative, agent or affiliate (i) solicit or initiate any proposals that constitute an offer for a merger, consolidation, business combination, sale of substantial assets, or sale of shares of capital stock (a "Competing Offer"), (ii) engage in negotiations or discussions concerning any Competing Offer, or (iii) agree to, approve or recommend any Competing Offer. Furthermore, the Company's Board shall not (a) withdraw or modify its recommendation of the Merger or the Merger Agreement, or
(b) approve or recommend any Competing Offer. Notwithstanding the foregoing, the Company or the Company's Board may furnish non-public information to or negotiate with any person regarding an unsolicited bona fide written Competing Offer and recommend such Competing Offer to its stockholders if the Company's Board determines in good faith that the person making such offer has the financial ability to obtain the necessary financing and that failure to take such action would result in a breach of the fiduciary duties of the Company's Board (the "Preferred Proposal"); and prior to furnishing such non-public information to or negotiating with such person, the Company's Board receives an executed confidentiality agreement or complies with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to a Competing Offer. The Merger Agreement provides that the Company shall take no action with respect to the Competing Offer until 48 hours after notice is received by USF.

      The Merger Agreement provides that the Company shall notify USF orally and in writing no later than 24 hours after receipt by the Company of any Competing Offer or any request for nonpublic information or for access to the properties, books or records of such party by any person that has made a Competing Offer. Such notice to USF shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal or contact.

INDEMNIFICATION.

      For a period of three years after the Effective Time, USF will cause the Surviving Corporation to and USF Seko Worldwide, Inc., an Illinois corporation and wholly-owned subsidiary of USF ("Seko") will indemnify and hold harmless the current directors and officers of the Company for actions, errors or omissions prior to the Effective Time to the same extent that such directors and officers are currently entitled to indemnification under the Company's Certificate of Incorporation and Bylaws.

CONDITIONS TO THE MERGER.

    The Merger Agreement provides that the obligation of USF to consummate the Merger is subject to satisfaction at or prior to the Closing Date of the following conditions: (i) the representations and warranties of the Company and its subsidiaries are true and correct as of the date when made and on the Closing Date; (ii) the Company shall have performed and complied in all material respects with all of its covenants, duties and obligations through the Closing Date; (iii) the Company shall have delivered to USF an officer's certificate dated as of the Closing Date; (iv) no temporary restraining order, injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or restricting the operation by USF of the business after the Merger shall have been issued; nor shall there be any action taken, or any statute, rule, regulation or order enacted by any governmental entity which makes the consummation of the Merger illegal; (v) the Company shall have delivered to USF
(a) board resolutions approving the Merger Agreement and the Merger, (b) an incumbency certificate, (c) stockholder resolutions approving the Merger Agreement and the Merger, and (d) a copy of the notice of corporate action sent to all stockholders who did not consent in writing to the Merger Agreement and the Merger and a copy of the Information Statement; (vi) all of the third party consents and approvals shall have been obtained by the Company and delivered to USF; (vii) Patrick H. Weston shall have entered into an employment agreement with Seko; (viii) USF shall have received a legal opinion from counsel to the Company dated as of the Closing Date; (ix) there shall have occurred no material adverse change in the business, operating results, financial condition or operations of the business; (x) the Company shall have delivered to USF the written resignations of all of the officers and directors of the Company and its subsidiaries; (xi) the Company shall have filed a Notification and Report Form for Certain Mergers and Acquisitions with the Federal Trade Commission and the Antitrust Division of the Department of Justice; (xii) Compagnie Daher shall have entered into an indemnification agreement with USF; and (xiii) Compagnie Daher and certain of the Company's directors and officers shall have entered into a waiver and release.

    The Merger Agreement provides that the obligation of the Company to consummate the Merger is subject to satisfaction at or prior to the Closing Date of the following conditions: (i) the representations and warranties of USF are true and correct as of the date when made and on the Closing Date; (ii) USF shall have performed and complied in all material respects with all of its covenants, duties and obligations through the Closing Date; (iii) USF shall have delivered to the Company an officer's certificate dated as of the Closing Date;
(iv) USF shall have delivered to the Paying Agent the total consideration to be paid pursuant to the Merger Agreement; (v) USF shall have delivered to the Company (a) board resolutions approving the Merger Agreement and the Merger and
(b) an incumbency certificate; (vi) the Company shall have received a legal opinion from counsel to USF dated as of the Closing Date; (vii) Seko shall have executed the Employment Agreement with Patrick Weston; (viii) USF shall have filed a Notification and Report Form for Certain Mergers and Acquisitions with the Federal Trade Commission and the Antitrust Division of the Department of Justice; and (ix) USF shall have entered into an indemnification agreement with Compagnie Daher.

    USF or the Company may waive any of the conditions to closing in whole or in part by executing a writing so stating at or prior to the Closing Date.

TERMINATION OF THE MERGER AGREEMENT.

      The Merger Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company and the Merger Sub: (i) by mutual written consent of the Company and USF; (ii) by either the Company or USF, if (a) the closing has not been consummated by November 30, 1998, (b) a court of competent jurisdiction or other governmental entity shall have issued a final ruling having the effect of permanently restraining the Merger, and all appeals have been exhausted; (iii) by USF if (a) the Company's Board withdrawals or modifies its recommendation of the Merger Agreement or the Merger, (b) an Alternative Transaction (as defined in Section
8.4 of the Merger Agreement) involving the Company shall have taken place, (c) a tender offer or exchange offer for fifty percent (50%) or more of the outstanding shares of Company Common Stock commences, and the Company's Board
(A) recommends that the stockholders of the Company tender their shares of Company Common Stock in such tender or exchange offer or (B) publicly announces its intention to take no position with respect to such tender or exchange offer; or (d) if a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in the Merger Agreement shall have occurred which would cause the conditions set forth in the Merger Agreement not to be satisfied, and is incapable of being cured or, if capable of being cured, has not been cured within 10 business days; or (iv) by the Company, if (a) the Company's Board decides to recommend a Competing Offer to its stockholders after determining that such Competing Offer constitutes a Preferred Proposal, or (b) if a breach of any representation, warranty, covenant or agreement on the part of USF set forth in the Merger Agreement shall have occurred which would cause the conditions set forth in the Merger Agreement not to be satisfied, and is incapable of being cured or, if capable of being cured has not been cured within 10 business days.

EXPENSES.

      Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, including, without limitation, the fees and disbursements of counsel, financial advisors and accountants, will be paid by the party incurring such costs and expenses.

TERMINATION FEES.

      If the Merger Agreement is terminated by (i) USF due to (a) the withdrawal by the Company's Board of its recommendation of the Merger, (b) an Alternative Transaction (as defined in Section 8.4 of the Merger Agreement) involving the Company has occurred, (c) a tender offer or exchange offer for fifty percent (50%) or more of the outstanding shares of Company Common Stock commences, and the Company's Board (A) recommends that the stockholders of the Company tender their shares of Company Common Stock in such tender or exchange offer or (B) publicly announces its intention to take no position with respect to such tender or exchange offer, or (d) if a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in the Merger Agreement occurs which would cause the conditions set forth in the Merger Agreement not to be satisfied, and is incapable of being cured or, if capable of being cured, has not been cured within 10 business days; or (ii) by the

Company if the Company's Board recommends a Competing Offer to its stockholders after determining that such offer constitutes a Preferred Proposal under the Merger Agreement, the Company shall pay to USF a termination fee of $500,000 in cash, plus documented expenses of USF relating to the Merger Agreement and the transactions contemplated thereby in an amount up to $200,000, within one Business Day after such termination.

      If the Merger Agreement is terminated by the Company due to a breach by USF of any representation, warranty, covenant or agreement pursuant to the Merger Agreement, which is incapable of being cured or not cured within 10 business days following receipt by USF of written notice of such breach from the Company, USF shall reimburse the Company for documented expenses of the Company relating to the Merger Agreement and the transactions contemplated thereby in an amount up to $200,000, within one business day after such termination.

      Pursuant to the Merger Agreement, if the Company fails to promptly pay to USF or if USF fails to promptly pay the Company any fee or expense, the Company or USF, as the case may be, shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action taken to collect payment, with interest.

REGULATORY MATTERS.

      Consummation of the Merger is conditioned upon the expiration or early termination of the waiting period applicable under the HSR Act. The Company and USF are not aware of any material governmental or regulatory approvals required to be obtained for consummation of the Merger, other than compliance with federal securities laws.

ACCOUNTING TREATMENT OF THE MERGER.

      The Merger will be accounted for under the "purchase" method of accounting, whereby the purchase price for the Company will be allocated to the identifiable assets and liabilities of the Company and its subsidiaries based on their respective fair values.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.

      The receipt of the right to receive cash by stockholders of the Company upon the consummation of the Merger will be a taxable transaction for Federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign and other tax laws. The tax consequences may vary depending upon, among other things, the particular circumstances of the individual stockholder. For Federal income tax purposes, a stockholder will generally recognize gain or loss equal to the difference between the amount of cash received by the stockholder pursuant to the Merger and the stockholder's aggregate tax basis in the shares of Company Common Stock converted pursuant to the Merger. Gain or loss will be calculated separately for each block of such shares (i.e., shares acquired at different times or prices) converted into cash pursuant to the Merger.

      If shares are held by a stockholder as capital assets, gain or loss recognized by the stockholder will be capital gain or loss, which will be long-term capital gain or loss if the stockholder's holding period for such shares exceeds twelve months. If the holding period for such shares is less than twelve months, then the gain or loss will be short-term capital gain or loss. Under present law, long-term capital gains recognized by an individual stockholder will generally be taxed at a maximum Federal marginal tax rate of 20%; and short-term capital gains will generally be taxed at a maximum Federal marginal tax rate of 39.6%. Capital gains recognized by a corporate stockholder will generally be taxed at a maximum Federal marginal tax rate of 35% regardless of the holding period for the shares.

      Stockholders (other than certain exempt stockholders including, among others, all corporations and certain foreign individuals) may be subject to backup withholding on the consideration paid to them by USF pursuant to the Merger Agreement at the rate of 31% unless the stockholder provides its TIN and certifies that such number is correct or properly certifies that it is awaiting a TIN. A stockholder that does not furnish its TIN may be subject to a penalty imposed by the IRS. Each stockholder should complete and sign the Substitute Form W-9 included as part of the Letter of Transmittal so as to provide the information and certification necessary to avoid backup withholding.

      If backup withholding applies to a stockholder, the Paying Agent is required to withhold 31% from payments to such stockholder. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the Federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder upon filing an income tax return.

      THE FOREGOING DISCUSSION MAY NOT BE APPLICABLE WITH RESPECT TO HOLDERS OF SHARES WHO ARE SUBJECT TO SPECIAL TAX TREATMENT UNDER THE CODE, SUCH AS NON-U.S. PERSONS, LIFE INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS AND FINANCIAL INSTITUTIONS, AND MAY NOT APPLY TO A HOLDER OF SHARES IN LIGHT OF ITS INDIVIDUAL CIRCUMSTANCES. STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE MERGER.

SOURCE OF MERGER CONSIDERATION.

      The total amount of funds required to be paid pursuant to the Merger Agreement by USF is estimated to be $31,458,403. Such funds will be funded by USF from working capital.


              SELECTED HISTORICAL FINANCIAL DATA OF THE COMPANY

      Set forth below is certain selected consolidated financial information with respect to the Company and its subsidiaries excerpted or derived from the information contained in the Company's audited consolidated financial statements. The following selected financial data is qualified in its entirety by reference to such financial statements and all the financial information (including any related notes) contained therein.

                                                  THE COMPANY
                                ------------------------------------------------
                                YEAR ENDED DECEMBER 31,
                           1993(1)     1994(1)     1995(2)      1996       1997(3)
                          --------    --------    --------    --------    --------
                                 (in thousands, except per share amounts)
Statement of Income Data:
Gross Revenue .........   $ 33,209    $ 41,259    $ 52,450    $ 66,506    $ 83,799
Operating income ......        (97)        369       1,061       1,312         714
Other income (expense)         (27)        (68)       (131)        (19)        (56)
Income (loss) before
 Income taxes .........       (124)        301         930       1,293         658
Net Income (loss) .....   $   (124)   $    301    $    930    $  1,724    $    529
                          --------    --------    --------    --------    --------
Income (loss) per basic
 common share .........   $   (.04)   $    .07    $    .19    $    .31    $    .09

                                                  THE COMPANY
                                ------------------------------------------------
                                 AT DECEMBER 31,
                                1993(1)   1994(1)   1995(2)    1996     1997(3)
                                --------  --------  --------  --------  --------
                                 (in thousands)
Balance Sheet Data:
Working Capital ..............   $   515   $   697   $ 1,494   $ 2,926   $ 4,395
Total Assets .................     4,339     9,430    13,607    15,192    25,921
Long-term debt,
 including capitalized
 lease and current
 installments ................       600     1,798     1,134       697     5,453
Shareholder's equity .........       907     3,850     5,979     8,236    10,161



1) In March 1994, the Company acquired all of the outstanding capital stock of DAHER America through the merger of a newly formed subsidiary of the Company into and with DAHER America. For accounting purposes, the merger was treated as if DAHER America acquired the Company and therefore, effective March 1, 1994, the historical consolidated financial statements of DAHER America were deemed to be the financial statements of the Company. Accordingly, all financial information herein for periods prior to March 1, 1994 reflects only the financial results of DAHER America.

2) Effective July 31, 1995, the Company acquired all of the outstanding capital stock of World Trade Transport of Virginia, Inc. ("WTT").

3) On October 27, 1997, the Company acquired all of the outstanding capital stock of Columbia Shipping Group, Inc. ("CSG").

                 MARKET FOR THE SHARES, THE COMPANY WARRANTS
                         AND RELATED STOCKHOLDER MATTERS


      The Company's Common Stock and the Company's Warrants are traded on the Nasdaq SmallCap Market under the symbols "GEGP" and "GEGPW", respectively, and are listed on the Boston Stock Exchange under the symbols "GEG" and "GEGW", respectively. The following table sets forth, for the periods set forth below, the high and low closing prices for the Company's Common Stock and the Company's Warrants as reported by Nasdaq.

                                For the Year Ended December 31,
                  -------------------------------------------------------------
                              1996                           1997
                  ------------------------------ ------------------------------
                     Company        Company         Company        Company
                   Common Stock     Warrants      Common Stock     Warrants
                  ------------------------------ ------------------------------

                   High    Low    High    Low     High    Low    High    Low
                  ------------------------------ ------------------------------
1st Quarter       4 1/8   1 15/16 1 5/8    5/8    3 3/16 2 1/2   1 1/8   3/8
2nd Quarter       4 1/2   3 1/2   1 7/8  1 3/8    3      1 7/8     9/16  1/16
3rd Quarter       5       3 1/8   2      1 1/4    2 1/2  2         5/16  3/16
4th Quarter       4 1/2   2 3/4   1 3/4    7/8    3 3/8  1 3/4     1/2   1/16


                   For the Year Ended December
                               31,
                  ------------------------------
                              1998
                  ------------------------------
                     Company        Company
                   Common Stock     Warrants
                  ------------------------------

                   High    Low    High    Low
                  ------------------------------
1st Quarter         2 1/8  1 1/2    3/16   1/16

2nd Quarter         2 5/8  1 11/16  1/4    1/8
Period from July
1 to                2 1/8  1 1/8    9/16   1/4
September 22

      As of September 25, 1998, there were approximately 107 holders of record of Company Common Stock and 16 holders of record of Warrants.

      On September 22, 1998, the day before the announcement of the execution of the Merger Agreement, the last reported sale price on Nasdaq for the Company Common Stock was $1.125 per share and the last reported sale price on Nasdaq for the Warrants was $.3125.

      No dividends were paid during 1998 or the years ended December 31, 1997 or 1996.


                                APPRAISAL RIGHTS

      Holders of shares of Company Common Stock are entitled to appraisal rights in accordance with Section 262 ("Section 262") of the DGCL (which is reproduced in full in Annex B hereto). In the event the Merger is consummated, such appraisal rights, if the statutory procedures are complied with, would result in a judicial determination by the Delaware Court of Chancery of the "fair-value" of the shares of Company Common Stock ("Shares") owned by such holders, together with a fair rate of interest, if any, to be paid upon the amount determined to be fair value. Any such judicial determination of the fair value of the Shares could be based upon considerations other than or in addition to the price to be paid in the Merger and the market value of the Shares, including asset values, the investment value of the Shares and any other valuation considerations generally accepted in the investment community. In WEINBERGER V. UOP, INC., the Delaware Supreme Court stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in an appraisal proceeding. The WEINBERGER court also noted that under Section 262 of the DGCL, fair value is to be determined "exclusive of any element of value arising from the accomplishment or expectation of the merger." As a consequence of the foregoing, the fair value determined for Shares could be the same as or more or less than the value of the consideration per Share paid pursuant to the merger and payment of such consideration would take place subsequent to payment pursuant to the Merger.

      No provision has been made by the Company, USF or Merger Sub to allow access to the Company's files by unaffiliated stockholders or to obtain counsel or appraisal services at the expense of the Company, USF or Merger Sub. THE FOLLOWING SUMMARY IS NOT A COMPLETE STATEMENT OF THE LAW RELATING TO APPRAISAL RIGHTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX B. THIS SUMMARY AND ANNEX B SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER WHO WISHES TO EXERCISE STATUTORY APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO BECAUSE FAILURE TO COMPLY STRICTLY WITH THE PROCEDURES SET FORTH HEREIN AND THEREIN WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS.

      In accordance with Section 262, any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of this Information Statement, demand in writing from the Company the appraisal of the fair value of such stockholder's Shares. Such demand must reasonably inform the Company of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of the fair value of such stockholder's Shares. Any stockholder (other than a record owner who is acting as a nominee holder for different beneficial owners) seeking to exercise appraisal rights for a portion, but not all, of such stockholder's Shares should consult with legal counsel before taking any such action. The Company believes that Delaware law has not clearly addressed the ability of such a stockholder to exercise appraisal rights with respect to a portion, but not all, of such stockholder's Shares. Stockholders should be aware of the risk that should a stockholder seek to exercise appraisal rights with respect to a portion, but not all, of such stockholder's Shares, the Company may assert that by doing so such stockholder has waived such stockholder's appraisal rights and a Delaware court may find that such stockholder has so waived such stockholder's appraisal rights. A stockholder who elects to exercise appraisal rights must mail or deliver such stockholder's written demand to the Company at 120 Standifer Drive, Humble, Texas 77338,
Attention:
Secretary.

      A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the certificate or certificates representing the stockholder's Shares. If the Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian, or custodian, such demand must be executed by the fiduciary. If the Shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner.

      A record owner, such as a broker, who holds Shares as a nominee for others, may exercise appraisal rights with respect to the Shares held for all or less than all beneficial owners of Shares as to which such person is the record owner. In such case, the written demand must set forth the number of Shares covered by such demand. Where the number of Shares is not expressly stated, the demand will be presumed to cover all Shares outstanding in the name of such record owner. Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the exercise of appraisal rights.

      Within 120 days after the Effective Time, either the Company, as the surviving corporation in the Merger, or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court of Chancery (the "Delaware Chancery Court") demanding a determination of the fair value of the shares of the dissenting stockholders. If a petition for an appraisal is timely filed, after a hearing of such petition, the Delaware Chancery Court will determine which stockholders are entitled to appraisal rights and will appraise the shares formerly owned by such stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Delaware Chancery Court is to take into account all relevant factors.

      Stockholders considering seeking appraisal should note that the "fair value" of their Shares determined under Section 262 could be more than, the same as or less than $4.45 per Share. The cost of the appraisal proceeding may be determined by the Delaware Chancery Court and taxed against the parties as the Delaware Chancery Court deems equitable in the circumstances. Upon application of a dissenting stockholder, the Delaware Chancery Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitations reasonable attorneys fees and the fees and expenses of experts, be charged pro rata against the value of all Shares entitled to appraisal.

      From and after the Effective Time, no stockholder who has duly demanded appraisal in compliance with Section 262 will be entitled to vote for any purpose the Shares subject to such demand or to receive payment of dividends or other distributions on such Shares, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time.

      At any time within 60 days after the Effective Time, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered in the Merger Agreement. After such period, a stockholder may withdraw such stockholder's demand for appraisal only with the consent of the Company. If no petition for appraisal is filed with the Delaware Chancery Court within 120 days after the Effective Time, stockholders' rights to appraisal shall cease, and all stockholders who had previously demanded appraisal shall thereafter be entitled to receive the consideration received by the Company's stockholders pursuant to the Merger in cash, without interest thereon, upon surrender of the certificates that formerly represents their Shares. The Company has no obligation to file such a petition, and has no present intention to do so; therefore, any stockholder who desires such a petition to be filed is advised to file it on a timely basis. However, no petition timely filed in the Delaware Chancery Court demanding appraisal shall be dismissed as to any stockholder without the approval of the Delaware Chancery Court, and such approval may be conditioned upon such terms as the Delaware Chancery Court deems just. FAILURE TO COMPLY STRICTLY WITH THE PROCEDURES SET FORTH IN SECTION 262 OF THE DGCL FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS. CONSEQUENTLY, ANY STOCKHOLDER WISHING TO EXERCISE APPRAISAL RIGHTS IS URGED TO CONSULT LEGAL COUNSEL IN CONNECTION WITH EXERCISING SUCH RIGHTS.

                  RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

      The Company financial statements for 1997 were audited by the firm of Coopers & Lybrand, LLP.


                        INFORMATION REGARDING THE COMPANY

      The Company, through its wholly-owned subsidiaries, is engaged in the business of providing international transportation logistics and related services. The Company provides logistics services and international air and ocean freight forwarding, primarily for shipments from Texas to Europe, the Middle East, the Far East, Russia/CIS and Africa, from the Washington D.C. area to Europe and Asia and shipments from Miami to Central and South America and the Caribbean, as well as shipments from the Company's other facilities in the United States, and incidental services such as packing, crating and warehousing. As a freight forwarder, the Company plans and facilitates the shipment of goods and merchandise from point of origination to destination by securing air or ocean cargo space, arranging for delivery of goods to carriers and preparing shipping and customs documentation. The Company is also a licensed customs broker.


                            INFORMATION REGARDING USF

      USF is a full service provider of global transportation services and innovative logistics solutions. This is accomplished through USF's operating subsidiaries. Regional less-than-truckload general commodities carriers provide overnight and second-day delivery throughout the United States and into Canada. Logistics subsidiaries provide solutions to customers' logistics and distribution requirements. USF also provides domestic and international freight forwarding as well as premium regional and national truckload service. The principal offices of USF is located at 9700 Higgins Road, Suite 570, Rosemont, Illinois 60018, and its telephone number is (847) 696-0200.


                              AVAILABLE INFORMATION

      The Company and USF are currently subject to the informational requirements of the Exchange Act and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). All such information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549-1004, and at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549-1004. The Commission maintains a site on the World Wide Web that contains certain documents filed with the Commission electronically. The address of such site is http://www.sec.gov. In addition, the Company's Common Stock, the Company's Warrants and USF's Common Stock are listed for quotation on The Nasdaq National Market and such statements, reports and other information concerning the Company and USF may also be inspected at the offices of The Nasdaq Stock Market, Inc., Nasdaq Regulatory Filings, 1735 K Street, N.W., Washington, D.C. 20006.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Company incorporates herein by reference the following documents filed by it with the Commission (File No. 1-11480) pursuant to the Exchange Act: (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (ii) its Quarterly Report on Form 10-Q for the quarter ended June 30, 1998; (iii) its Current Report on Form 8-K filed on September 25, 1998 and (iv) all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement and prior to the Effective Time shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement. The Company will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein). Requests for such copies should be directed to Golden Eagle Group, Inc., 120 Standifer Drive, Humble, Texas 77338.

                                                                         ANNEX A


                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                            USFREIGHTWAYS CORPORATION
                             A DELAWARE CORPORATION,


                                SEKO NEWCO, INC.
                             A DELAWARE CORPORATION,

                                       AND


                            GOLDEN EAGLE GROUP, INC.
                             A DELAWARE CORPORATION,


                         DATED AS OF SEPTEMBER 22, 1998


    =====================================================================

                                TABLE OF CONTENTS

                                                                            PAGE
1. THE MERGER .............................................................    6

1.1. EFFECTIVE TIME OF THE MERGER .........................................    6
1.2. CLOSING ..............................................................    6
1.3. EFFECTS OF THE MERGER ................................................    6
1.4. DIRECTORS AND OFFICERS` ..............................................    7

2. CONVERSION OF CAPITAL STOCK OF SUB AND GEGP ............................    7

2.1. CONVERSION OF CAPITAL STOCK ..........................................    7
2.2. EXCHANGE OF CERTIFICATES .............................................    8
2.3. STOCK OPTIONS AND WARRANTS ...........................................    9

3. REPRESENTATIONS AND WARRANTIES .........................................   10

3.1. ORGANIZATION, QUALIFICATION AND CORPORATE POWER ......................   10
3.2. AUTHORIZATION OF TRANSACTION .........................................   11
3.3. NONCONTRAVENTION......................................................   11
3.4. NO CONSENTS ..........................................................   11
3.5. CAPITALIZATION .......................................................   12
3.6. SUBSIDIARIES .........................................................   12
3.7. SEC FILINGS; FINANCIAL STATEMENTS; BOOKS AND RECORDS .................   13
3.8. RECENT EVENTS ........................................................   14
3.9. UNDISCLOSED LIABILITIES...............................................   15
3.10. TAX MATTERS..........................................................   16
3.11. TITLE AND CONDITION OF PROPERTIES ...................................   17
3.12. INTELLECTUAL PROPERTY ...............................................   18
3.13. CONTRACTS ...........................................................   19
3.14. NOTES AND ACCOUNTS RECEIVABLE .......................................   21
3.15. POWERS OF ATTORNEY ..................................................   21
3.16. LITIGATION ..........................................................   21
3.17. EMPLOYEES; EMPLOYMENT Matters .......................................   21
3.18. EMPLOYEE BENEFIT PLANS ..............................................   22
3.19. LICENSES, PERMITS AND APPROVALS .....................................   26
3.20. UNLAWFUL PAYMENTS ...................................................   26
3.21. COMPLIANCE WITH LAWS ................................................   26
3.22. SUPPLIERS AND CUSTOMERS..............................................   26
3.23. INSURANCE ...........................................................   27
3.24. ENVIRONMENT, HEALTH, AND SAFETY .....................................   27
3.25. BROKERS' FEES .......................................................   28
3.26. BANK ACCOUNTS; POWERS OF ATTORNEY ...................................   28
3.27. POTENTIAL CONFLICTS OF INTEREST .....................................   28
3.28. YEAR 2000 COMPLIANCE ................................................   29

3.29. DISCLOSURE ..........................................................   29

4. REPRESENTATIONS AND WARRANTIES OF USF AND SUB ..........................   29

4.1. ORGANIZATION .........................................................   29
4.2. NONCONTRAVENTION .....................................................   30
4.3. NO CONSENTS ..........................................................   30
4.4. BROKERS' FEES ........................................................   30
4.5. FULL DISCLOSURE ......................................................   30

5. COVENANTS PRIOR TO CLOSING .............................................   30

5.1. CONDUCT OF OPERATIONS ................................................   30
5.2. PROHIBITED ACTIVITIES ................................................   32
5.3. ACCESS TO RECORDS AND PREMISES .......................................   34
5.4. NOTICE OF CHANGES.....................................................   34
5.5. NO SOLICITATION ......................................................   34
5.6. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING ...........................   35
5.7. TRADING PROHIBITIONS .................................................   36
5.8. LEGAL CONDITIONS TO MERGER ...........................................   36

6. CONDITIONS TO OBLIGATION OF USF ........................................   36

6.1. REPRESENTATIONS AND WARRANTIES .......................................   36
6.2. OBLIGATIONS...........................................................   36
6.3. GEGP'S CERTIFICATE ...................................................   37
6.4. NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY .............................   37
6.5. CORPORATE RESOLUTIONS ................................................   37
6.6. STOCKHOLDERS CONSENT .................................................   37
6.7. STOCKHOLDERS NOTICE ..................................................   37
6.8. THIRD PARTY CONSENTS .................................................   37
6.9. EMPLOYMENT AGREEMENT .................................................   37
6.10. OPINION OF GEGP'S COUNSEL ...........................................   38
6.11. NO ADVERSE CHANGE....................................................   38
6.12. RESIGNATIONS ........................................................   38
6.13. HSR FILING ..........................................................   38
6.14. INDEMNIFICATION AGREEMENT ...........................................   38
6.15. WAIVER AND RELEASE ..................................................   38

7. CONDITIONS TO OBLIGATIONS OF GEGP ......................................   38

7.1. REPRESENTATIONS AND WARRANTIES .......................................   38
7.2. OBLIGATIONS...........................................................   39
7.3. USF'S CERTIFICATE.....................................................   39
7.4. FUNDING ..............................................................   39
7.5. CORPORATE RESOLUTIONS ................................................   39
7.6. OPINION OF USF'S COUNSEL .............................................   39
7.7. EMPLOYMENT AGREEMENT .................................................   39
7.8. HSR FILING ...........................................................   39

7.9. INDEMNIFICATION AGREEMENT ............................................   39

8. TERMINATION ............................................................   39

8.1. TERMINATION ..........................................................   39
8.2. EFFECT OF TERMINATION ................................................   41
8.3. FEES AND EXPENSES.....................................................   41
8.4. ALTERNATIVE TRANSACTION...............................................   42

9. CLOSING ................................................................   42

9.1. DOCUMENTS TO BE DELIVERED BY GEGP ....................................   42
9.2. DOCUMENTS TO BE DELIVERED BY USF .....................................   43

10. MISCELLANEOUS PROVISIONS ..............................................   43

10.1. INDEMNIFICATION AND INSURANCE .......................................   43
10.2. NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS ...........   44
10.3. NO THIRD PARTY BENEFICIARIES ........................................   44
10.4. PRESS RELEASES AND ANNOUNCEMENTS ....................................   44
10.5. ENTIRE AGREEMENT ....................................................   44
10.6. SUCCESSION AND ASSIGNMENT ...........................................   44
10.7. COUNTERPARTS ........................................................   44
10.8. NOTICES .............................................................   44
10.9. GOVERNING LAW; EXCLUSIVE JURISDICTION ...............................   45
10.10. AMENDMENTS AND WAIVERS .............................................   45
10.11. SEVERABILITY .......................................................   46
10.12. EXPENSES ...........................................................   46
10.13. CONSTRUCTION .......................................................   46
10.14. INCORPORATION OF EXHIBITS AND SCHEDULES ............................   46
10.15. REMEDIES ...........................................................   46
10.16. ENFORCEMENT EXPENSES ...............................................   47
10.17. DIRECTLY OR INDIRECTLY .............................................   47
10.18. TIME OF THE ESSENCE ................................................   47
10.19. USE OF DAHER NAME ..................................................   47

                                    EXHIBITS


Exhibit A...Form of Employment Agreement
Exhibit B...Form of Indemnification Agreement
Exhibit C...Form of Waiver and Release

GEGP DISCLOSURE SCHEDULE

Schedule 3.1            States where GEGP and Subsidiaries are Qualified
Schedule 3.3            Noncontravention
Schedule 3.4            Required Consents
Schedule 3.6            Subsidiaries
Schedule 3.7(a)         SEC Reports
Schedule 3.7(b)         Financial Statements
Schedule 3.8            Recent Events
Schedule 3.9            Liabilities
Schedule 3.10(c)        Tax Matters
Schedule 3.11(b)        Real Property Leases
Schedule 3.11(c)        Security Interests
Schedule 3.11(d)        Personal Property Leases
Schedule 3.12           Intellectual Property
Schedule 3.13           Contracts
Schedule 3.16           Litigation
Schedule 3.17           Key Employees
Schedule 3.18           Employee Benefit Plans
Schedule 3.19           Permits
Schedule 3.23           Insurance
Schedule 3.24(c)        Environmental Matters
Schedule 3.26           Bank Accounts
Schedule 3.29           Conflicts of Interest
Schedule 5.1            Operations Prior to Closing
Schedule 5.2            Actions Taken Prior to Closing

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") entered into as of September 22, 1998 ("AGREEMENT DATE"), by and among USFreightways Corporation, a Delaware corporation ("USF"), Seko Newco, Inc., a Delaware corporation ("SUB") and an indirect subsidiary of USF and Golden Eagle Group, Inc., a Delaware corporation ("GEGP"). Each of USF, Sub and GEGP is referred to herein individually as a "PARTY" and collectively as the "PARTIES."

                                    RECITALS

      A. GEGP, through its Subsidiaries, is engaged in the business of providing international transportation logistics services and international air and ocean freight forwarding and related services (the "BUSINESS");

      B. The boards of directors of USF, Sub and GEGP have approved the acquisition of GEGP by USF on the terms and subject to the conditions set forth in this Agreement;

      C. In furtherance of the acquisition of GEGP by USF, the boards of directors of USF, Sub and GEGP have each approved the merger of Sub with and into GEGP (the "MERGER") upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of Common Stock, $.01 par value, of GEGP (the "COMMON STOCK"), and all outstanding options and warrants of GEGP, will be converted into the right to receive cash in the amounts described herein; and

      D. USF, Sub and GEGP desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing Recitals, and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties hereby agree as follows:

                                   DEFINITIONS

"AFFILIATE" means, with respect to any particular Person, any other Person controlling, controlled by or under common control with such Person, whether by ownership or control of voting securities, by contract or otherwise.

"BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

"BUSINESS DAY" means a Monday through Friday on which banks are generally open for business in Illinois and Texas.

"CODE" means the Internal Revenue Code of 1986, as amended.

"ENVIRONMENTAL, HEALTH AND SAFETY LAWS" means all applicable Federal, state, foreign and local laws, rules, regulations, court orders and judicial doctrines relating to the protection of health, safety and the environment.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"ERISA AFFILIATE" means any corporation or other business entity that is included in a controlled group of corporations within which GEGP is also included, as provided in Section 414(b) of the Code; or which is a trade or business under common control with GEGP, as provided in Section 414(c) of the Code; or which constitutes a member of an affiliated service group within which GEGP is also included, as provided in Section 414(m) of the Code or which is required to be aggregated with GEGP pursuant to regulations issued under Section 414(o) of the Code.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

"FTC RULES" means the rules promulgated by the Federal Trade Commission pursuant to the HSR Act.

"GAAP" means generally accepted accounting principles in the United States consistently applied.

"HAZARDOUS SUBSTANCE" means any substance, whether solid, liquid or gaseous in nature which is or becomes defined as "hazardous waste", a "hazardous substance", a "pollutant", a "contaminant" or any other special material under any Federal, state, foreign or local statute, regulation, rule or ordinance, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, (42 USC ss. 9601 ET SEQ.) and thE Resource Conservation and Recovery Act (42 USC ss. 6901 ET SEQ.); and petroleuM products, including gasoline, diesel fuel, fuel oil, crude oil and motor oil and the constituents and fractions thereof.

"HSR ACT" means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

"INDEBTEDNESS" of any Person means all obligations of such Person which under GAAP should be classified upon a balance sheet of such Person as liabilities of such entity, and in any event, shall include (i) all obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of property or assets; (ii) obligations secured by any Security Interest upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations; (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of the property; and (iv) capitalized lease obligations.

"INTELLECTUAL PROPERTY" means any and all of the following which is owned by, licensed by, licensed to, used or held for use by GEGP and its Subsidiaries (including all copies and embodiments thereof, in electronic, written or other media): (i) all registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names (including the names "Golden Eagle Group, Inc.," "Golden Eagle International Forwarding, Inc.," "Golden Eagle Custom Brokers, Inc.," "Bridgeport Shipping Lines, Inc.," "Daher America, Inc.," "Daher Golden Eagle," "DGM America," "Dacom Line," "CMFI," "Energy Logistics," "World Trade Transport of Virginia, Inc.," "WTT Customs House Brokerage, Inc.," "Columbia Shipping Group, Inc." "Columbia Shipping, Inc." and "Freight International Express, Inc."), and all applications to register the same (the "TRADEMARKS"); (ii) all registered and unregistered copyrights, mask work rights and all applications to register the same (the "COPYRIGHTS"); (iii) all computer software and databases owned, licensed or used by GEGP and its Subsidiaries or under development for GEGP and its Subsidiaries by third parties (the "SOFTWARE"); (iv) all categories of trade secrets, know-how, inventions (whether or not patentable and whether or not reduced to practice), processes, procedures, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, customer and supplier lists and information and other confidential and proprietary information ("PROPRIETARY RIGHTS"); (v) all licenses and agreements pursuant to which GEGP and its Subsidiaries have acquired rights in or to any of the Trademarks, Copyrights, Software or Proprietary Rights (excluding software and databases licensed to GEGP and its Subsidiaries under standard, non-exclusive software licenses granted to end-user customers by third parties in the ordinary course of such third parties' businesses) ("LICENSES-IN"); and (vi) all licenses and agreements pursuant to which GEGP and its Subsidiaries have licensed or transferred any rights to any of the Trademarks, Copyrights, Software or Proprietary Rights (excluding software licensed by the Companies under standard, non-exclusive software licenses to end-user customers in the Ordinary Course of Business which do not include rights to sublicense) ("LICENSES-OUT").

"KEY EMPLOYEE" means each of the persons listed on Schedule 3.17 of the GEGP Disclosure Schedule.

"KNOWLEDGE" means the knowledge that a reasonable person under similar circumstances would have after investigation and inquiry. For purposes of this Agreement the phrase "to the best of GEGP's Knowledge" shall include the Knowledge of Patrick M. Daher, Patrick H. Weston, Donald A. Nordorft, Michael
R. Simpson, Carlos A. Macaluso and Michael Moore.

"LIABILITY" means any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), obligation or Indebtedness, including, any liability for Taxes.

"MATERIAL ADVERSE EFFECT" means a material adverse effect or impact upon the Business, assets, financial condition or results of operations of GEGP and its Subsidiaries taken as a whole or on the ability of the Parties to consummate the transactions contemplated hereby.

"ORDINARY COURSE OF BUSINESS" means the ordinary course of business of GEGP and its Subsidiaries or USF, consistent with past custom and practice of GEGP and its Subsidiaries or USF, respectively, as the context herein may require (including with respect to quantity and frequency).

"PERSON" means any individual, trust, corporation, partnership, limited liability company or other business association or entity, court, governmental body or governmental agency.

"PLAN(S)" means: (i) all employee benefit plans as defined in Section 3(3) of ERISA; (ii) all other severance pay, deferred compensation, excess benefit, vacation, stock, stock option, fringe benefit and incentive plans, contracts, schemes, programs, funds, commitments, or arrangements of any kind; and (iii) all other plans, contracts, schemes, programs, funds, commitments, or arrangements providing money, services, property, or other benefits, whether written or oral, qualified or nonqualified, funded or unfunded, and including any that have been frozen or terminated, which pertain to any employee, former employee, partner, director, officer, shareholder, consultant, or independent contractor of GEGP or any ERISA Affiliate of GEGP and (a) to which GEGP or any ERISA Affiliate of GEGP are or has been a party or by which any of them is or has been bound or (b) with respect to which GEGP or any ERISA Affiliate of GEGP have made any payments or contributions since December 31, 1987 or (c) to which GEGP or any ERISA Affiliate of GEGP may otherwise have any liability (including any such plan or arrangement formerly maintained by GEGP or any ERISA Affiliate of GEGP).

"SECURITIES ACT" means the Securities Act of 1933, as amended.

"SECURITY INTEREST" means any mortgage, pledge, security interest, charge, lien or other encumbrance or right of any third party.

"SUBSIDIARIES" means Golden Eagle International Forwarding, Inc., Daher America, Inc., World Trade Transport of Virginia, Inc., Columbia Shipping Group, Inc. and the respective subsidiaries of each of the foregoing.

"TAX" or "TAXES" means any Federal, state, local, or foreign income, gross receipts, sales, licenses, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

"TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

INDEX TO CERTAIN OTHER DEFINED TERMS

TERM                                            SECTION REFERENCE
----                                            -----------------
Alternative Transaction                         8.3(c)
Approval                                        5.9
Certificate of Merger                           1.1
Certificates                                    2.2(b)
Closing                                         1.2
Closing Date                                    1.2
COBRA                                           3.17
Companies Disclosure Schedule                   3.0
Competing Offer                                 5.5
Confidentiality Agreement                       5.5
Constituent Corporations                        1.3(a)
Contracts                                       3.16
Delaware Department                             1.1
DGCL                                            1.1
Effective Time                                  1.1
Employment Agreements                           6.8
Financial Statements                            3.7
GEGP Initial Termination Fee                    8.3(b)
Governmental Entity                             3.4
Information Statement                           3.4
Latest Balance Sheet Date                       3.7
Latest Balance Sheet                            3.7
Merger Consideration                            2.1(b)
Most Recent Fiscal Year End                     3.7
Multiemployer Plan                              3.18(n)
Option Consideration                            2.3
Paying Agent                                    2.2(a)
Payment Fund                                    2.2(a)
Pension Plan                                    3.18(b)
Permits                                         3.19
Preferred Proposal                              5.5
Preferred Stock                                 3.5
Property                                        6.8
Property Leases                                 3.11(b)
SEC Reports                                     3.7

TERM                                            SECTION REFERENCE
----                                            -----------------
Stock Options                                   3.5
Surviving Corporation                           1.3(a)
Systems                                         3.28
Third Party                                     8.3(c)
USF Group                                       10.3(b)
WARN                                            3.17
Warrant Consideration                           2.3
Warrants                                        3.5
Welfare Plan                                    3.18(c)(ii)
Y-2000 Compliant                                3.28

                                     ARTICLE
1
                                   THE MERGER

      1.1. EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement, a certificate of merger ( the "CERTIFICATE OF MERGER") prepared in accordance with Section 252 of the Delaware General Corporation Law ("DGCL") shall be duly prepared, executed and acknowledged by the Surviving Corporation (as defined in Section 1.3), Sub and such other parties as may be appropriate, and thereafter the Certificate of Merger shall be delivered to the Secretary of State of the State of Delaware ("DELAWARE DEPARTMENT"), for filing as soon as practicable on or after the date on which the Closing (as defined in Section 1.2) occurs. The Merger shall become effective on the date and at the time of the acceptance of the Certificate of Merger by the Delaware Department or at such time thereafter as is provided in the Certificate of Merger (the "EFFECTIVE TIME").

      1.2. CLOSING. The closing of the Merger (the "CLOSING") will take place at 10:00 a.m., Central Time, on a date to be specified by USF and GEGP as soon as practicable after all of the conditions set forth in Articles 6 and 7 shall have been satisfied at the offices of Sachnoff & Weaver, Ltd., 30 South Wacker Drive, Suite 2900, Chicago, Illinois 60606, unless another date or place is agreed to in writing by USF and GEGP. The date and time of Closing are referred to herein as the "CLOSING DATE."

1.3.  EFFECTS OF THE MERGER.

            (a) At the Effective Time, (i) the separate existence of Sub shall cease and Sub shall be merged with and into GEGP (Sub and GEGP are sometimes referred to herein as the "CONSTITUENT CORPORATIONS" and GEGP is sometimes referred to herein as the "SURVIVING CORPORATION"), (ii) the Certificate of Incorporation of Sub as in effect immediately prior to the Effective Time shall remain the Certificate of Incorporation of the Surviving Corporation, and (iii) the Bylaws of Sub as in effect immediately prior to the Effective Time shall remain the Bylaws of the Surviving Corporation.

            (b) At and after the Effective Time, the effects of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation, and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thereafter attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts and liabilities had been incurred by it.

      1.4. DIRECTORS AND OFFICERS. The director and officers of Sub immediately prior to the Effective Time shall be the initial director and officers of the Surviving Corporation to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed.

                                    ARTICLE 2
                 CONVERSION OF CAPITAL STOCK OF SUB AND GEGP


      2.1. CONVERSION OF CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the Constituent Corporations or the holders of any shares of Common Stock or capital stock of Sub:

            (a) Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock of the Surviving Corporation.

            (b) Each share of Common Stock issued and outstanding, shall be converted, into the right to receive $4.45 in cash without interest (the "MERGER CONSIDERATION"). As of the Effective Time, all such shares of Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest.

2.2.  EXCHANGE OF CERTIFICATES.

            (a) Prior to the Effective Time, USF shall designate a bank or trust company reasonably acceptable to GEGP to act as paying agent in the Merger (the "PAYING AGENT"), and USF shall, at or prior to the Effective Time, deposit or cause to be deposited with the Paying Agent in a separate fund established for the benefit of the holders of Common Stock (the "PAYMENT FUND") funds in an amount necessary for the payment of the Merger Consideration upon surrender of certificates representing shares of Common Stock as part of the Merger pursuant to Section 2.1(b) (it being understood that any and all interest earned on funds made available to the Paying Agent pursuant to this Agreement shall be turned over to USF). At or prior to the Effective Time, USF shall also make available to the Surviving Corporation funds to be deposited with the Paying Agent in an amount necessary for the payment of the Option Consideration (as defined in Section 2.3) and for the payment of the Warrant Consideration (as defined in Section 2.3). USF shall be responsible for the fees and expenses in connection with the Payment Fund.

            (b) As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented shares of Common Stock (the "CERTIFICATES"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as USF and GEGP may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.1(b), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Common Stock that is not registered in the transfer records of GEGP, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.1(b). No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate.

            (c) All cash paid upon the surrender of Certificates in accordance with the terms of this Article 2 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Common Stock theretofore represented by such Certificates. At the Effective Time, the stock transfer books of GEGP shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article 2.

            (d) Any portion of the Payment Fund which remains undistributed to the holders of shares of Common Stock for six months after the Effective Time shall be delivered to USF, upon demand, and any holders of shares of Common Stock who have not theretofore complied with this Article 2 and the instructions set forth in the letter of transmittal mailed to such holders after the Effective Time shall thereafter look only to USF for payment of the Merger Consideration to which they are entitled.

            (e) None of USF (or its subsidiaries), Sub, GEGP or its Subsidiaries or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any payment pursuant to this Article 2 would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.4)), the cash payment in respect of such Certificate shall, unless otherwise provided by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto.

      2.3. STOCK OPTIONS AND WARRANTS. At the Effective Time, each holder of a then outstanding Stock Option (as defined in Section 3.5) and Warrant (as defined in Section 3.5), whether or not then exercisable, shall, in settlement thereof and without any action by such holder, be deemed to have made a disposition of such Stock Option and Warrant to GEGP and shall receive from GEGP for each share of Common Stock subject to such Stock Option and Warrant an amount (subject to any applicable withholding tax) in cash equal to the excess, if any, of the Merger Consideration over the per share exercise price of such Stock Option and Warrant (such amounts being hereinafter referred to, respectively, as the "OPTION CONSIDERATION" and "WARRANT CONSIDERATION"); provided, however, that with respect to any person subject to Section 16(a) of the Exchange Act who may incur liability as a result of such disposition, any such disposition shall be made, and any such amount shall be paid, as soon as practicable after the first date payment can be made without liability to such person under Section 16(b) of the Exchange Act. Any option to purchase shares of Common Stock which prior to the date hereof has ceased to be exercisable by reason of the termination of employment or service with GEGP of any employee or director of GEGP shall not be deemed to be an outstanding Stock Option or Warrant for purposes of this Section 2.3. Upon receipt of the Option Consideration, each Stock Option shall be canceled and upon receipt of the Warrant Consideration, each Warrant shall be canceled. The disposition of any Stock Option or Warrant to GEGP in exchange for the Option Consideration or Warrant Consideration shall be deemed a release of any and all rights the holder had or may have had in respect of such Stock Option or

Warrant. Prior to the Effective Time, GEGP shall use all commercially reasonable efforts to obtain all necessary consents or releases from holders of Stock Options and Warrants and to take all such other lawful action as may be necessary to give effect to the transactions contemplated by this Section 2.3. Except as otherwise agreed to by the parties, (a) GEGP's Amended 1992 Stock Option Plan and the Amended 1994 Directors Stock Option Plan shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of GEGP shall be canceled as of the Effective Time and (b) GEGP shall take all action necessary to ensure that following the Effective Time no participant in GEGP's Amended 1992 Stock Option Plan and the Amended 1994 Directors Stock Option Plan or other plans, programs or arrangements shall have any right thereunder to acquire equity securities of GEGP, the Surviving Corporation or any Subsidiary of GEGP and to terminate all such plans, programs or arrangements.


                                     ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

As a material inducement to USF to enter into this Agreement and consummate the transactions contemplated hereby, GEGP hereby represents and warrants to USF that all of the statements contained in this Agreement are correct and complete as of the date of this Agreement, except as set forth in the schedules attached to this Agreement disclosing exceptions to the representations and warranties set forth herein (the "GEGP DISCLOSURE Schedule"). The GEGP Disclosure Schedule will be arranged corresponding to the numbered and lettered sections contained in this Agreement. The Parties agree that disclosure of a fact or item in any section of the GEGP Disclosure Schedule shall be deemed to be disclosure for all sections referred to in this Agreement.

      3.1. ORGANIZATION, QUALIFICATION AND CORPORATE POWER. Each of GEGP and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdiction of its incorporation, has all requisite corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. True and correct copies of the Certificate of Incorporation and By-Laws of each of GEGP and its Subsidiaries as amended to date, has been delivered to USF. Each of GEGP and its Subsidiaries is qualified to conduct business and is in good standing under the laws of each jurisdiction wherein the nature of its business or its ownership of property requires it to be so qualified, except where the failure to be so qualified or in good standing in such jurisdiction would not have a Material Adverse Effect on GEGP and its Subsidiaries taken as a whole. Schedule
3.1 of the GEGP Disclosure Schedule lists all jurisdictions in which GEGP or any of its Subsidiaries is qualified to do business. Except as set forth on the GEGP Disclosure Schedule, neither GEGP nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by GEGP and comprising less than one percent (1%) of the outstanding stock of such company.

      3.2. AUTHORIZATION OF TRANSACTION. GEGP has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, subject to the approval of the Merger and the adoption and authorization of this Agreement by the stockholders of GEGP in accordance with the DGCL and this Agreement. Without limiting the generality of the foregoing, the Board of Directors and GEGP have duly authorized the execution, delivery and performance of this Agreement and the consummation of the Merger by GEGP subject only to the approval of the Merger by GEGP's stockholders under the applicable provisions of GEGP's Certificate of Incorporation, the DGCL and the terms and conditions hereof. This Agreement constitutes the valid and legally binding obligation of GEGP enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally, now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

      3.3. NONCONTRAVENTION. Except as set forth on Schedule 3.3 of the GEGP Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (a) violate or conflict in any way with any statute, regulation, law, rule or common law doctrine applicable to GEGP or its Subsidiaries or any of their properties or assets which violation or conflict would have a Material Adverse Effect; (b) violate or conflict in any way with any judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which GEGP or its Subsidiaries are specifically subject which violation or conflict would have a Material Adverse Effect or any provision of the Certificate of Incorporation or By-Laws of GEGP or its Subsidiaries or result in the creation of any Security Interest upon any of the assets of GEGP or its Subsidiaries pursuant to the terms thereof or (c) conflict with, result in a breach of, constitute a material default under (with or without notice or lapse of time, or both), result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or approval under, any material contract, agreement, lease, sublease, license, sublicense, franchise, permit, indenture, agreement for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which GEGP or any of its Subsidiaries is a party or by which it is bound or to which any of its assets are subject.

      3.4. NO CONSENTS. Neither GEGP nor any of its Subsidiaries is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency or other instrumentality or any court, administrative agency or commission ("GOVERNMENTAL ENTITY"), or any other Person, in order for the parties hereto to consummate the transactions contemplated hereby and in order that such transactions will not constitute a breach or violation of, result in a right of termination or acceleration of or result in the creation of any Security Interest on any of the assets of GEGP or its Subsidiaries pursuant to the provisions of, any material agreement, arrangement or understanding or any license, franchise or permit, except for (a) those notices, filings, authorizations, consents and approvals listed on Schedule 3.4 of the GEGP Disclosure Schedule, (b) the HSR Filing, (c) the filing of the Certificate of Merger with the Delaware Department, (d) the stockholders' consent and notice as provided for in Section 5.6 hereof, and (e) the information statement pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended (the "INFORMATION STATEMENT").

      3.5. CAPITALIZATION. The authorized capital stock of GEGP consists of 10,000,000 shares of Common Stock and 1,000,000 shares of preferred stock $.01 par value ("PREFERRED STOCK"). As of June 17, 1998, (i) 6,572,218 shares of Common Stock were issued and outstanding (ii) options to purchase 474,947 shares of Common Stock ("STOCK OPTIONS") issued pursuant to GEGP stock option plans and agreements were outstanding; (iii) warrants to purchase 920,000 shares of Common Stock ("WARRANTS") were outstanding; and (iv) no shares of Common Stock were held by any Subsidiary of GEGP. As of June 17, 1998, there were no shares of Preferred Stock outstanding. All of the issued and outstanding shares of the Common Stock are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable, and not subject to any preemptive rights. Other than as set forth above or in the SEC Reports, there are no currently outstanding or authorized options, warrants, rights, contracts, rights of first refusal or first offer, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which any of GEGP or its Subsidiaries are parties or which are binding upon any of GEGP or its Subsidiaries providing for the issuance, disposition, or acquisition of any of its capital stock or securities convertible into or exchangeable for its capital stock. Except as set forth on Schedule 3.5 of the GEGP Disclosure Schedule or in the SEC Reports, there are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to any of GEGP or its Subsidiaries, and there are no contractual or statutory preemptive rights or similar restrictions with respect to the issuance or transfer of any shares of capital stock of any of GEGP or its Subsidiaries. Except as set forth on
Schedule 3.5 of the GEGP Disclosure Schedule, there are no voting trusts, proxies, or any other agreements, restrictions or understandings with respect to the voting of any of the capital stock of any of GEGP or its Subsidiaries. There are no obligations, contingent or otherwise, of GEGP or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Common Stock or the capital stock of any Subsidiary or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity. Except as set forth on Schedule 3.5 of the GEGP Disclosure Schedule, none of the Stock Options or Warrants that are not currently exercisable shall become exercisable as a result of the consummation of the Merger. All of the outstanding Common Stock, options or warrants were either registered under the Securities Act or were issued pursuant to valid exemptions from registration.

      3.6. SUBSIDIARIES. Schedule 3.6 of the GEGP Disclosure Schedule contains a list of each Subsidiary of GEGP. Except as set forth on Schedule 3.6 of the GEGP Disclosure Schedule, all of the outstanding shares of capital stock of each such Subsidiary are duly authorized, validly issued, fully paid and nonassessable and except as set forth in the SEC Reports all such shares are owned by GEGP free and clear of all Security Interests, agreements, preemptive rights and/or limitations in GEGP's voting rights, charges or other restrictions of any nature.

3.7.  SEC FILINGS; FINANCIAL STATEMENTS; BOOKS AND RECORDS.

            (a) GEGP has filed and made available to USF all forms, each registration statement, schedule, report, proxy statement and document required to be filed by GEGP with the SEC since January 1, 1995 (collectively, the "SEC REPORTS"). Except as set forth on Schedule 3.7(a), The SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in the SEC Reports or necessary in order to make the statements in the SEC Reports, in the light of the circumstances under which they were made, not misleading. None of GEGP's Subsidiaries is required to file any forms, reports or other documents with the SEC. Since January 1, 1995, GEGP has made all filings with the SEC in a timely manner as required by law and no event has occurred that requires an additional filing or any amendment to a prior filing.

            (b) GEGP has provided USF with the following financial statements, correct and complete copies of which are set forth on Schedule 3.7(b) of the GEGP Disclosure Schedule (collectively the "FINANCIAL STATEMENTS"):
      (i) audited consolidated balance sheet and related consolidated statement of income, consolidated retained earnings and consolidated statement of cash flows of GEGP and its Subsidiaries as of and for the fiscal years ended December 31, 1995 and December 31, 1996 and December 31, 1997 as filed with the SEC (the "MOST RECENT FISCAL YEAR END"); and (ii) unaudited balance sheet (collectively the "LATEST BALANCE SHEET") and related statement of income of GEGP as of and for the six months ended June 30, 1998 (the "LATEST BALANCE SHEET DATE"). The Financial Statements including any financial statements contained in the SEC Reports filed after the date of this Agreement until the Closing, complied or will comply to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, are or will be correct and complete, have been prepared in accordance with GAAP throughout the periods covered thereby, and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) in all material respects the consolidated financial condition and results of operations of GEGP and its Subsidiaries as of the times and for the periods referred to therein.

            (c) The accounting records of GEGP are and have been prepared and maintained in form and substance adequate for the preparation of the Financial Statements in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby.

            (d) The corporate minute books of each of GEGP and its Subsidiaries, copies of which have heretofore been provided to USF, correctly reflect all resolutions adopted and all other material corporate actions taken at all meetings or through consents of the directors (including committees thereof) and consents or proxies of the stockholders of

      GEGP and its Subsidiaries. The stock transfer books and stock ledgers of GEGP and its Subsidiaries are complete and correctly reflect all issuances and transfers of the capital stock of GEGP and its Subsidiaries.

      3.8. RECENT EVENTS. Since the Most Recent Fiscal Year End, GEGP and its Subsidiaries have not experienced or suffered any Material Adverse Effect. Without limiting the generality of the foregoing, except as reflected on the Latest Balance Sheet or Schedule 3.8 of the GEGP Disclosure Schedule, since the Most Recent Fiscal Year End, none of GEGP and its Subsidiaries have:

            (a) sold, leased, transferred or assigned any of their assets, tangible or intangible, other than in the Ordinary Course of Business;

            (b) accelerated, terminated, modified, canceled or committed any material breach of any Contract, involving more than $25,000;

            (c) canceled, compromised, waived, or released any Indebtedness right or claim (or series of related rights and claims) either involving more than $25,000 or otherwise outside the Ordinary Course of Business;

            (d) granted any license or sublicense of any rights under or with respect to any Intellectual Property;

            (e) experienced any damage, destruction, or loss (whether or not covered by insurance) to any of their properties or assets (other than ordinary wear and tear not caused by neglect);

            (f) incurred any Indebtedness for borrowed money or created or suffered to exist any Security Interest upon any of their assets;

            (g) changed the manner in which the Business has been conducted, including, without limitation, collection of accounts receivable or payment of accounts payable;

            (h) changed the accounting principles, methods or practices or any change in the depreciation or amortization policies or rates;

            (i) changed the relationships with any customer, supplier, or other contractors or agents which might reasonably be expected to have a Material Adverse Effect on any of their assets, the Business or the prospects of USF with respect to any of the foregoing;

            (j) issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion or exercise) any of its capital stock, or any securities convertible or exchangeable into any of its capital stock;

            (k) declared, set aside, or paid any dividend or distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

            (l) entered into any transaction, arrangement or contract with, or distributed or transferred any cash, property or other assets to, any officer, director, stockholder, key employee, agent or other insider or Affiliate of GEGP or any of its Subsidiaries (other than wages, salaries and employee benefits in the Ordinary Course of Business);

            (m) made or committed to make any capital expenditures or entered into any other material transaction outside the Ordinary Course of Business or involving an expenditure in excess of $50,000;

            (n) entered into, amended or modified in any respect (beyond any amendments and modifications reflected in true and complete copies of such Plans delivered to USF) any Plan;

            (o) entered into any employment agreement or collective bargaining agreement or granted any increase in excess of $25,000 in the salary of any officer or employee or paid any bonus to any officer or employee;

            (p) experienced any work interruptions, labor grievances or claims, or any event or condition of any character, which could result in a Material Adverse Effect;

            (q) entered into, amended, modified or terminated any Contract;

            (r) consummated any material transaction outside the Ordinary Course of Business; or

            (s) committed (orally or in writing) to any of the foregoing.

      3.9. UNDISCLOSED LIABILITIES.

            (a) Neither GEGP nor any of its Subsidiaries has any Liability (and to the best of GEGP's Knowledge there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against GEGP or any of its Subsidiaries giving rise to any Liability), except for (i) Liabilities set forth on the face of or disclosed on the notes to the Latest Balance Sheet; (ii) Liabilities, which have arisen after the Latest Balance Sheet Date in the Ordinary Course of Business (none of which relates to any breach of contract, breach of warranty, tort, environmental liability, product liability, infringement, or violation of law or arose out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand which would have a Material Adverse Effect); and (iii) Liabilities otherwise expressly disclosed in or contemplated by this Agreement or the GEGP Disclosure Schedule or the SEC Reports.

            (b) Set forth on Schedule 3.9 of the GEGP Disclosure Schedule is, in the case of those Liabilities which are not fixed, a reasonable estimate of the maximum amount which may be payable with respect thereto. For each such Liability for which the amount is not fixed or is contested, GEGP has provided to USF the following information: (i) a summary description of the Liability; (ii) copies of all relevant documentation relating thereto;
      (iii) amounts claimed and any other action or relief sought; (iv) name of claimant and all other parties to the claim, suit or proceeding; and (v) a reasonable best estimate of the maximum amount, if any, which is likely to become payable with respect to each such Liability; and if no estimate is provided, the best estimate shall for purposes of this Agreement be deemed to be zero.

      3.10. TAX MATTERS.

            (a) Each of GEGP and its Subsidiaries has filed all Tax Returns that it was required to file on or prior to the date hereof. All such Tax Returns were correct and complete in all material respects and accurately reflected all Taxes required to be paid for the periods covered thereby and all Taxes owed and due by GEGP and its Subsidiaries for results of operations through the Effective Date (whether or not shown in any Tax Return) have been paid or have been adequately reserved for (in accordance with GAAP) on the Latest Balance Sheet. Neither GEGP nor any of its Subsidiaries has received written notice of any claim made by any authority in a jurisdiction where GEGP or any of its Subsidiaries does not file Tax Returns that such entity is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of GEGP or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax when due.

            (b) GEGP and its Subsidiaries have withheld and paid when due all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or other third party.

            (c) To the best of GEGP's Knowledge, there is no Basis on which any taxing authority could assess any additional Taxes for any period for which Tax Returns have been filed. Except as disclosed on Schedule 3.10(c) of the GEGP Disclosure Schedule, there is no dispute or claim concerning any Tax Liability of GEGP or any of its Subsidiaries. GEGP has previously provided to USF correct copies of all Tax Returns filed with respect to GEGP and its Subsidiaries for taxable periods ended on or after December 31, 1995. None of such Tax Returns have been audited, and none currently are the subject of audit, and there are no examination reports or statements of deficiencies assessed against or agreed to by GEGP or any of its Subsidiaries for such taxable periods.

            (d) GEGP has disclosed on its consolidated Federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of Federal income tax within the meaning of Section 6662 of the Code. Neither GEGP nor any of its Subsidiaries has filed consents under Section 341(f) of the Code concerning collapsible corporations. Neither GEGP nor any of its Subsidiaries has made any material payments, are not obligated to make any material payments, and are not parties to any agreement that would obligate any of them to make any material payments that will not be deductible under Section 280G of the Code. Neither GEGP nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Sec. 897(c)(A)(ii) of the Code. Neither GEGP nor any of its Subsidiaries is a party to any tax allocation or sharing agreement. Neither GEGP nor any of its Subsidiaries has any Liability for Taxes owed by any Person (other than GEGP and its Subsidiaries), including, without limitation, (A) as a transferee, assignee or other successor or (B) pursuant to a tax sharing agreement or other contract.

            (e) Neither GEGP nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

            (f) To the best of GEGP's Knowledge, all providers of equipment and drivers treated as independent contractors by GEGP and its Subsidiaries qualify as independent contractors and not employees under the Code.

      3.11. TITLE AND CONDITION OF PROPERTIES.

            (a) Neither GEGP nor its Subsidiaries owns any real property or interests therein.

            (b) The leases described in Schedule 3.11(b) of the GEGP Disclosure Schedule (the "PROPERTY LEASES") cover all of the real estate leased, used or occupied by GEGP and its Subsidiaries. Each of the Property Leases is in full force and effect and GEGP or its Subsidiaries which is a party to such Property Leases hold valid and existing leasehold interests thereunder. GEGP has delivered or made available to USF complete and accurate copies of each of the Property Leases and none of such Property Leases has been modified in any material respect, except to the extent that such modifications are disclosed by the copies delivered to USF. Neither GEGP nor any of its Subsidiaries is in material default, and no circumstances exist which would result in such default by GEGP or its Subsidiaries (including upon the giving of notice or the passage of time, or both), under any of such Property Leases, and, except as provided on
      Schedule 3.11(b) of the GEGP Disclosure Schedule, no other party thereto has the right to terminate, accelerate performance under or otherwise modify any of such leases. No lessor is in default under any of the Property Leases in its duties to the lessee. Neither GEGP nor any of its Subsidiaries has assigned, transferred, conveyed, subjected to a Security Interest, or otherwise encumbered any interest in any of the Property Leases.

            (c) Except as set forth on Schedule 3.11(c) of the GEGP Disclosure Schedule, GEGP and its Subsidiaries own good and marketable title, free and clear of all Security Interests, to all of the personal property and assets reflected on the Latest Balance Sheet or acquired after the date of the Latest Balance Sheet, except for (i) Security Interests which secure Indebtedness set forth on the Latest Balance Sheet; (ii) imperfections of title which are not, individually or in the aggregate, material in character, amount or extent and which do not materially detract from the value or materially interfere with the present or presently contemplated use of the assets subject thereto or affected thereby; (iii) Security Interests for current Taxes not yet due and payable, the Liability with respect to which is reserved on the Latest Balance Sheet.

            (d) Each of the leases of the equipment is in full force and effect. Neither GEGP nor any of its Subsidiaries is materially in default under any such leases. All leased equipment is maintained in accordance with the terms of applicable leases. Schedule 3.11(d) of the GEGP Disclosure Schedule contains a true and correct list of all computer, telecommunications, vehicles, trucks and other equipment leased by GEGP and its Subsidiaries having an annual payment of greater than $25,000.

            (e) All of the machinery, vehicles, equipment and other tangible personal property and assets are in good condition and repair, except for ordinary wear and tear not caused by neglect, and are useable in the Ordinary Course of Business. The personal property and assets shown on the Latest Balance Sheet or acquired after the Most Recent Fiscal Year End, the lease rights under the Property Leases and leases of personal property, collectively include all assets necessary to the conduct of the Business as presently conducted or currently proposed to be conducted. None of the stockholders, officers, directors, other employees or independent contractors of GEGP, its Subsidiaries or their respective Affiliates own any rights in any assets, real or personal, which are used in the Business.

      3.12. INTELLECTUAL PROPERTY.

            (a) Schedule 3.12 of the GEGP Disclosure Schedule contains a complete list and an accurate functional description by category and indication of status (completed or in process) of all Trademarks, Software, Licenses-In, Licenses-Out and other material items of Intellectual Property which are owned, licensed by, licensed to, used or held for use in or necessary for the conduct of the Business as is currently conducted and presently contemplated to be conducted, or as to which GEGP and its Subsidiaries have a contractual right to an assignment. Neither GEGP nor any of its Subsidiaries own any patents.

            (b) The rights of GEGP and its Subsidiaries in and to each item of Intellectual Property are owned outright by GEGP and its Subsidiaries, free and clear of any Security Interests or other restrictions.

            (c) Those Trademarks of GEGP and its Subsidiaries listed in Schedule
      3.12 of the GEGP Disclosure Schedule as having been issued by, registered with or filed with the United States Patent and Trademark Office or Register of Copyrights have been so duly registered, filed in or issued, as the case may be, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States. Except as set forth in the preceding sentence, GEGP and its Subsidiaries have at all times diligently protected its rights in the Intellectual Property and has maintained the confidentiality of its trade secrets, know-how and other confidential Intellectual Property, and there have been no acts or omissions by GEGP and its Subsidiaries, the result of which would be to compromise the rights of GEGP and its Subsidiaries to apply for or enforce appropriate legal protection of such Intellectual Property.

      3.13. CONTRACTS. Schedule 3.13 of the GEGP Disclosure Schedule lists (1) each of the fifty (50) largest current customers of GEGP and its Subsidiaries (based on gross revenues from January 1, 1998 through May 31, 1998); and (2) each of the following contracts, leases, subleases, licenses, sublicenses, plans, arrangements, commitments and other documents and instruments ("CONTRACTS") to which GEGP and its Subsidiaries are a party:

            (a) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties with annual payments exceeding $50,000 or with a term exceeding one year;

            (b) any written arrangement concerning a partnership or joint venture;

            (c) any written arrangement (or group of related written arrangements) under which any of GEGP or its Subsidiaries has (A) created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) Indebtedness in excess of $50,000 or (B) imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

            (d) any written arrangement concerning confidentiality or any written arrangement concerning non-competition;

            (e) any written arrangement not disclosed in the GEGP Disclosure Schedule pursuant to any other provision in this Section 3.13 under which the consequences of a default or termination could have a Material Adverse Effect;

            (f) any contract with any labor union or contract for the employment of any officer, individual employee or other Person on a full-time, part-time or consulting basis;

            (g) any guaranty of any obligation for borrowed money or otherwise, other than endorsements made for collection in the Ordinary Course of Business;

            (h) any agreement or commitment with respect to the lending or investing of funds to or in other Persons;

            (i) any license or royalty agreement (other than those disclosed on Schedule 3.13 of the GEGP Disclosure Schedule);

            (j) any other contract or group of related contracts with the same party (or group of related parties) either (A) requiring payments after the date hereof to or by GEGP or its Subsidiaries of more than $50,000 or
      (B) not terminable by GEGP or its Subsidiaries on sixty (60) days or less notice;

            (k) any agreement with any employee, the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction of the nature contemplated by this Agreement involving GEGP or its Subsidiaries;

            (l) any agreement the benefits of which will be increased or accelerated by the occurrence of the transactions contemplated by this Agreement;

            (m) any agreement or commitment with any principal stockholder or any other officer, director or affiliate of any of GEGP or its Subsidiaries;

            (n) any contract or agreement pertaining to the acquisition or disposition of assets outside the Ordinary Course of Business; and

            (o) any other written arrangement or group of related written arrangements not entered into in the Ordinary Course of Business.

      GEGP has delivered or otherwise made available to USF a correct and complete copy of each written arrangement (including all amendments thereto) listed in Schedule 3.13 of the GEGP Disclosure Schedule. With respect to each written arrangement so listed: (i) the written arrangement is legal, valid, binding, enforceable against GEGP or its Subsidiaries which is a party thereto, in full force and effect; (ii) the written arrangement will continue to be legal, valid, binding, and enforceable and in full force and effect on identical terms immediately after the Closing Date; (iii) neither GEGP or its Subsidiaries or any other party is in material breach or default (including, with respect to any express or implied warranty), and no event has occurred which with notice or lapse of time or both would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement, except for any breaches, defaults, terminations, modifications or accelerations which have been cured or waived; and (iv) no party has repudiated any provision of any such written arrangement. Neither GEGP nor any of its Subsidiaries is a party to any verbal contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed in the GEGP Disclosure Schedule under the terms of this Section 3.13. No confidentiality agreement executed in connection with potential acquisitions of or by GEGP or its Subsidiaries, other than USF, grants any party exclusivity with respect to such acquisition. GEGP or its Subsidiaries has delivered or otherwise made available to USF correct and complete copies of the general forms of customer invoices contracts currently used by GEGP and its Subsidiaries.

      3.14. NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of GEGP and its Subsidiaries, are reflected properly on the Latest Balance Sheet and those which arise thereafter through Closing, arose or will arise out of bona fide, arm's length transaction for the sale of goods or services, are valid receivables subject to no set-offs or counterclaims other than those effected in the Ordinary Course of Business, are collectible in the Ordinary Course of Business using normal collection practices, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Latest Balance Sheet. Since the Latest Balance Sheet Date, there has not been a material change in the aggregate amount of the accounts receivable of the Business or the aging thereof.

      3.15. POWERS OF ATTORNEY. Except as may be required in the normal course of business with the U.S. Customs Office, there are no outstanding powers of attorney executed by or on behalf of GEGP or its Subsidiaries.

      3.16. LITIGATION. Except as disclosed in the SEC Reports or on Schedule
3.16 of the GEGP Disclosure Schedule, neither GEGP nor its Subsidiaries are, in connection with the Business (a) subject to any unsatisfied judgment, order, decree, stipulation, injunction or charge or (b) is a party to or is threatened to be made a party to, any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any Federal, state, local, or foreign jurisdiction or before any arbitrator that, in the aggregate, could reasonably be expected to have a Material Adverse Effect on GEGP and its Subsidiaries taken as a whole. To the best of GEGP's Knowledge, no Basis exists on which any such charge, complaint, action, suit, proceeding, hearing, or investigation may be brought or threatened against GEGP or any of its Subsidiaries.

      3.17. EMPLOYEES; EMPLOYMENT MATTERS.

            (a) To the best of GEGP's Knowledge, no Key Employee or group of Key Employees has any plans to terminate their employment with GEGP or any of its Subsidiaries as a result of the transactions contemplated hereby or otherwise. Neither GEGP nor any of its Subsidiaries is a party to or bound by any collective bargaining agreements, and neither GEGP nor any of its Subsidiaries has experienced any strikes, grievances, other collective bargaining disputes or claims of unfair labor practices. To the best of GEGP's Knowledge, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees or owner operators of GEGP or any of its Subsidiaries.

            (b) Schedule 3.17 of the GEGP Disclosure Schedule contains a true, correct and complete list setting forth the names, current salaries or rates of compensation, years of service and general job description of all Key Employees of GEGP and its Subsidiaries who render services on a regular basis to any of GEGP or any of its Subsidiaries.

            (c) GEGP and its Subsidiaries have complied with all applicable laws relating to labor, including, any provisions thereof relating to wages, termination pay, vacation pay, fringe benefits, collective bargaining and the payment and/or accrual of the same and all Taxes, insurance and all other costs and expenses applicable thereto, neither GEGP nor any of its Subsidiaries is liable for any arrearage, or any Taxes, costs or penalties for failure to comply with any of the foregoing. Without limiting the generality of the foregoing, GEGP and its Subsidiaries have not incurred a violation of Part 6 of Subtitle B of Title I of ERISA ("COBRA") or other applicable state insurance continuation law. No material COBRA or other state insurance continuation law violation exists or will exist with respect to any employees of GEGP or its Subsidiaries prior to and including the Closing Date, nor will any such violation occur as a result of the transactions contemplated hereby. GEGP and its Subsidiaries will not incur in connection with the transactions contemplated hereby, nor will the Companies ever have incurred, Liabilities, penalties or other charges under the Workers Adjustment Retraining and Notification Act ("WARN").

            (d) Except as disclosed on Schedule 3.17, All persons employed by GEGP and its Subsidiaries are employees at will or otherwise employed such that GEGP or its Subsidiaries may lawfully terminate their employment at any time, with or without cause, without creating any material cause of action against GEGP or its Subsidiaries or otherwise giving rise to any material liability of GEGP or its Subsidiaries for wrongful discharge, breach of contract or tort.

      3.18. EMPLOYEE BENEFIT PLANS.

      (a) All Plans are listed in Schedule 3.18 of the GEGP Disclosure Schedule.

      (b) Each Plan is in material compliance with its terms and with ERISA and other applicable laws (including, without limitation, compliance with the health care continuation requirements of COBRA and any proposed regulations promulgated thereunder), and with any applicable collective bargaining agreement and all other agreements and instruments applicable to any Plan. Schedule 3.18 of the GEGP Disclosure Schedule sets forth each former employee of GEGP and its ERISA Affiliates entitled to COBRA benefits and the remaining period of such benefits. Except as set forth in Schedule 3.18 of the GEGP Disclosure Schedule, GEGP and each applicable ERISA Affiliate of GEGP have received favorable determination letters as to the qualification under the Code of each pension plan, as defined in Section 3(2) of ERISA ("PENSION Plan"), and there have been no amendments or other developments since the date of such determination letters which would cause the loss of such qualified status. No material violation of ERISA has at any time occurred in connection with the administration of any of the Plans, and there are no actions, suits, or claims (other than routine, non-contested claims for benefits) pending or, to the best of GEGP's Knowledge, threatened against the Plans, or any administrator or fiduciary thereof, which could result in any liability. Each Plan can be terminated within thirty days, without payment of any additional contribution or amount and, except as otherwise mandated by ERISA, without the vesting or acceleration of any benefits promised by such Plan.

      (c) GEGP and the ERISA Affiliates of GEGP have heretofore delivered to USF accurate copies of all past and present Plan texts and insurance contracts including any amendments thereto (including descriptions of vacation, severance pay, sickness, and separation policies). With respect to such past and present Plans, Schedule 3.18 of to the GEGP Disclosure Schedule contains a true and complete list of (and GEGP and all ERISA Affiliates of GEGP have heretofore delivered to USF true and complete copies of):

            (i) the Plan documents (and any applicable trust agreement, investment management agreement, administrative service contract or insurance contract);

            (ii) the most recent Internal Revenue Service determination letter relating to each of the Pension Plans and welfare plans, as defined in
      Section 3(1) of ERISA ("WELFARE PLANS"), referred to in Section 3.18(d) below;

            (iii) the three (3) most recent Annual Reports (Form 5500 Series) and accompanying schedules for each of the Plans as filed pursuant to applicable law;

            (iv) the summary plan description (as currently in effect) and any summary of material modification for each of the Plans;

            (v) the most recent summary annual report furnished for each of the Plans;

            (vi) the most recent actuarial valuations, if applicable, and latest financial statements for each of the Plans; and

            (vii) all documents filed with the Internal Revenue Service, Department of Labor or Pension Benefit Guaranty Corporation since January 1, 1992.

Except as set forth in Schedule 3.18 of to the GEGP Disclosure Schedule, there is and has been no material violation of ERISA known to GEGP or any ERISA Affiliate of GEGP with respect to the filing of applicable reports, documents, and notices regarding such past or present Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of such Plans and no material adverse change has occurred with respect to the matters covered by such reports, documents, and notices.

      (d) Each funded Plan that is a Welfare Plan, the benefits under which are not provided exclusively from the assets of the GEGP or any ERISA Affiliate of GEGP or through insurance contracts, is qualified under Section 501(c)(9) or
Section 501(c)(17) of the Code; all Plan assets that are not held by a regulated insurance company are invested in a separate trust, or in a trust with one or more other similar plans under which the assets of each plan are separately accounted for and available only to provide benefits to employees and beneficiaries covered under the Plan and to pay allocable administrative expenses. Each insurance contract through which benefits under a Plan are provided provides benefits only for employees and dependents covered under the Plan. Each Plan is maintained by GEGP or any ERISA Affiliate of GEGP under a plan document which does not provide for other participating employers except for GEGP or any ERISA Affiliate of GEGP; and, except as disclosed in Schedule
3.18 of to the GEGP Disclosure Schedule, no Plan provides or has provided credit with respect to service other than with GEGP or any ERISA Affiliate of GEGP.

      (e) Neither GEGP nor any ERISA Affiliate of GEGP nor any of their employees, shareholders, or directors have engaged in any transaction in connection with which any of them would be subject either to a civil penalty assessed pursuant to Section 502 of ERISA or a tax imposed by Section 4975 of the Code. The execution and performance of this Agreement will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

      (f) Except as set forth in Schedule 3.18 of to the GEGP Disclosure Schedule, none of the assets of any of the Plans is or has been invested in any property constituting employer real property or any employer security within the meaning of Section 407(d) of ERISA. The foregoing representation is to the best knowledge of GEGP and any ERISA Affiliate of GEGP with respect to assets which are or were invested in collective or commingled trust funds established and maintained by entities unrelated to GEGP and its Subsidiaries.

      (g) Except as set forth in Schedule 3.18 of to the GEGP Disclosure Schedule, no Pension Plan or trust created under any such Pension Plan has, since September 2, 1974, been terminated in whole or in part. Additionally, there is no reasonable basis for GEGP or any ERISA Affiliate of GEGP to anticipate liability to the Pension Benefit Guaranty Corporation with respect to a Pension Plan and there has been no reportable event (within the meaning of Section 4043(c) of ERISA), or any event requiring disclosure under Section 4063(a) or 4041(c) of ERISA with respect to such a Pension Plan since September 2, 1974. There has been no event or condition which presents a material risk of termination of any Pension Plan by the Pension Benefit Guaranty Corporation, and no circumstances exist that constitute grounds under Section 4042 of ERISA entitling the Pension Benefit Guaranty Corporation to institute any such proceeding.

      (h) Full payment as of the Closing Date has been fully made or adequately provided for on the books and consolidated financial statements of GEGP and its ERISA Affiliates with respect to: (i) all amounts and premiums which GEGP and any ERISA Affiliate of GEGP are required, under the terms of all Plans, to have paid as contributions to such Plans as of the last day of the most recent fiscal year prior to the Closing Date and (ii) all pro rata amounts which GEGP and any ERISA Affiliate of GEGP are required to pay as contributions to each such Plan for the fiscal year that includes the Closing Date. Further, no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan, nor has there been any lien imposed under Section 412(n) of the Code.

      (i) The fair market value of assets available for benefits under each Pension Plan exceeds the present value of accumulated vested and nonvested accrued benefits under such Plans, and also, on a plan termination basis, exceeds the value of "benefit liabilities" under such Plans within the meaning of Section 4001(a)(16) of ERISA, and the actuarial valuation of each Plan for the most recent plan year accurately reflects its actuarial condition as of the first day of such plan year, and there has been no material change in such actuarial condition between such date and the Closing Date.

      (j) Except as set forth in Schedule 3.18 of the GEGP Disclosure Schedule, the execution and performance of this Agreement will not constitute a stated triggering event under any Plan or employment agreement that will (i) result in any payment (whether of severance pay or otherwise) becoming due to any employee of GEGP or any ERISA Affiliate of GEGP, (ii) accelerate the time of payment or vesting or increase the amount of compensation due under any Plan or employment agreement, (iii) cause any individual to accrue or receive additional benefits, service or accelerated rights to payment of benefits under any Plan or employment agreement, or (iv) directly or indirectly cause GEGP or any ERISA Affiliate of GEGP to transfer or set aside any assets to fund or otherwise provide for benefits for any individual.

      (k) Neither GEGP nor any ERISA Affiliate of GEGP provides, nor have they at any time provided, coverage under any Welfare Plan (including, but not limited to, life insurance, disability, medical, dental, prescription drugs, or accidental death or dismemberment) to any of their retirees, other than any continuation or conversion coverage which any such retiree may have purchased at his own expense. Schedule 3.18 of to the GEGP Disclosure Schedule sets forth a calculation of the liability of GEGP and any ERISA Affiliate of GEGP for post-retirement benefits other than pensions, made in accordance with Financial Accounting Statement 106 of the Financial Accounting Standards Board.

      (l) The financial statements of each Pension Plan as of the end of the most recent plan year, and the list of the investments of such Pension Plan as of December 31, 1997, as set forth in Schedule 3.18 of to the GEGP Disclosure Schedule, accurately reflect the financial conditions of the Pension Plans, and there have been no material changes in such investments between such date and the Closing Date.

      (m) There have been no statements, either written or oral, or communications made or materials provided to any employee or former employee of GEGP or any ERISA Affiliate of GEGP by any person that provide for or could be construed as a contract or promise by GEGP or any ERISA Affiliate to provide for any pension, welfare, or other insurance-type benefits to any such employee or former employee, whether before or after retirement, other than benefits under the Plans.

      (n) With respect to each multiemployer plan, as defined in Section 3(37) of ERISA ("MULTIEMPLOYER PLAN"), and as set forth in Schedule 3.18 of the GEGP Disclosure Schedule, to which GEGP and any ERISA Affiliate of GEGP contributes, neither the GEGP nor any ERISA Affiliate of GEGP has been informed of: (i) any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA); (ii) any fact that would adversely affect the tax qualified status of such plan; (iii) any reportable event (as defined in Section 4043 of ERISA);
(iv) any completed or partial termination (whether by mass withdrawal or otherwise) of such plan; or (v) any such plan being in reorganization or insolvent. In addition to the foregoing, neither GEGP nor any ERISA Affiliate of GEGP is delinquent in making any contributions required to be paid to any Multiemployer Plan or is liable to any Multiemployer Plan for any withdrawal liability imposed by Subtitle E of Title IV of ERISA and any potential withdrawal liability (if a withdrawal were to occur) attributable to GEGP and any ERISA Affiliate of GEGP from all such Multiemployer Plans, in the aggregate, does not exceed $50,000.

      3.19. LICENSES, PERMITS AND APPROVALS. Schedule 3.19 of the GEGP Disclosure Schedule lists all governmental and regulatory licenses, operating authorities, authorizations, franchises, certificates, permits and approvals, and all quality, safety and other industry group certifications and approvals ("PERMITS") necessary to the conduct of the Business. All such Permits are in full force and effect and all of such Permits are adequate for the operation of the Business as it is presently being conducted. There are no material violations by GEGP or any of its Subsidiaries of, or any claims or proceedings, pending or, to the best of GEGP's Knowledge, threatened, challenging the validity of or seeking to discontinue, any Permits. GEGP and its Subsidiaries have conducted and are conducting the Business in material compliance with the requirements, standards, criteria and conditions set forth in the Permits, are not in material violation of any of the foregoing where such non-compliance or violation would result in the revocation of such Permit.

      3.20. UNLAWFUL PAYMENTS. No payments of either cash or other consideration have been made to any Person by GEGP or any of its Subsidiaries or on behalf of GEGP or any of its Subsidiaries by any agent, employee, officer, director, stockholder or other Person, that were unlawful under the laws of the United States or any state or any other foreign or municipal government authority having appropriate jurisdiction over GEGP and its Subsidiaries.

      3.21. COMPLIANCE WITH LAWS. GEGP and its Subsidiaries are in material compliance with and have not in the past violated, in any material respect, any applicable law, rule or regulation of any Federal, state, local or foreign government or agency thereof and no notice, claim, charge, complaint, action, suit, proceeding, investigation or hearing has been received by GEGP and its Subsidiaries or filed, commenced or, to the best of GEGP's Knowledge, threatened against GEGP and its Subsidiaries alleging any such violation. GEGP and its Subsidiaries have conducted and are conducting the Business in compliance with the material requirements, standards, criteria and conditions set forth in applicable laws, statutes, ordinances, permits, licenses, orders, approvals, authorizations, variances, rules, regulations, judicial decrees, common law and civil law, of all jurisdictions having authority over the Business and the assets, and none of them is in violation of any of the foregoing which individually, or in the aggregate, might have a Material Adverse Effect. GEGP and its Subsidiaries are in material compliance with all Federal Motor Carrier Safety Regulations and Hazardous Materials Regulations. Neither GEGP nor any of its Subsidiaries require or permit any of its drivers to violate hours in service, log or other applicable requirements and has what GEGP believes are adequate safety management controls in place.

      3.22. SUPPLIERS AND CUSTOMERS. Since the Latest Balance Sheet Date, no contractor, licensor, vendor, supplier, licensee or customer of GEGP or its Subsidiaries has canceled or otherwise adversely modified its relationship with GEGP or its Subsidiaries, no such Person has, to the best of GEGP's Knowledge, any intention to do so, and, to the best of GEGP's Knowledge, the consummation of the transactions contemplated hereby shall not have a Material Adverse Effect on any such relationships.

      3.23. INSURANCE.

      (a) Schedule 3.23 of the GEGP Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, Liability, and workers' compensation coverage and bond and surety arrangements) to which GEGP and its Subsidiaries are or within the past five (5) years have been a party, a named insured, or otherwise the beneficiary of coverage at any time: (i) the name, address, and telephone number of the agent;
(ii) the name of the insurer, the name of the policyholder, and the name of each covered insured; (iii) the policy number and the period of coverage; (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and (v) a description of any retroactive premium adjustments or other loss-sharing arrangements for any period including those relating to policies and claims existing more than two (2) years prior to the date hereof.

      (b) With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby; (iii) neither GEGP nor any of its Subsidiaries or any other party to the policy, is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, or both, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iv) no party to the policy has repudiated any provision thereof. The insurance currently maintained by GEGP and its Subsidiaries is customary and reasonable in scope and amount for the business in which they are currently engaged.

      3.24. ENVIRONMENT, HEALTH, AND SAFETY.

      (a) GEGP and its Subsidiaries have complied in all material respects with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against GEGP or its Subsidiaries alleging any failure so to comply. Without limiting the generality of the preceding sentence, GEGP and its Subsidiaries have obtained and been in material compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

      (b) GEGP and its Subsidiaries have not handled or disposed of any hazardous waste, arranged for the disposal of any hazardous waste, exposed any employee or other individual to any hazardous waste, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against GEGP and its Subsidiaries giving rise to any liability for failure to comply with Environmental, Health and Safety Laws to its property or to any body of water (surface or subsurface) or for any illness of or personal injury to any employee or other individual due to any violation of any Environmental, Health and Safety Laws.

      (c) Except as disclosed on Schedule 3.24(c) of the GEGP Disclosure Schedule, GEGP and its Subsidiaries have not caused or permitted any asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Hazardous Substances to be brought upon, kept or used in or about any of the buildings in violation of applicable law by GEGP, its Subsidiaries or any of their respective agents, employees, contractors or invitees.

      3.25. BROKERS' FEES. Except for a finder's fee payable to Albion Corporation in the amount of $100,000, neither GEGP nor its Subsidiaries has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which USF or GEGP and its Subsidiaries could become liable or otherwise obligated.

      3.26. BANK ACCOUNTS; POWERS OF ATTORNEY. Set forth on Schedule 3.26 of the GEGP Disclosure Schedule is a list of all of the bank accounts, safe deposit boxes and lock boxes used in connection with the Business (designating each authorized signatory). Neither GEGP nor its Subsidiaries has granted a power of attorney in respect thereof or with respect to any other matters to any person or entity, which power of attorney has not been terminated on or prior to the Closing.

      3.27. POTENTIAL CONFLICTS OF INTEREST. Except as set forth on Schedule
3.27 of the GEGP Disclosure Schedule, no officer or director of GEGP or any of its Subsidiaries: (a) owns, directly or indirectly, any interest in (excepting not more than 2% stock holdings solely for investment purposes in securities of publicly traded companies) or is an officer, director, employee or consultant of any Person which is a competitor, lessor, lessee, customer or supplier of the Business; (b) owns, directly or indirectly, in whole or in part, any Intellectual Property which GEGP and its Subsidiaries are using or the use of which is necessary for the Business; (c) has any cause of action or other claim whatsoever against the Business, except for claims in the Ordinary Course of Business for accrued vacation pay, accrued benefits under Plans and similar matters and agreements existing on the date hereof; (d) has made, on behalf of GEGP and its Subsidiaries, any payment or commitment to pay any commission, fee or other amount to, or purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any Person of which any officer or director of GEGP or any of its Subsidiaries, or, a relative of any of the foregoing, is a partner or stockholder (excepting not more than 2% stock holdings solely for investment purposes in securities of publicly traded companies); (e) as of the date hereof owes any money to GEGP or any of its Subsidiaries; or (f) as of the date hereof is owed any money by GEGP or any of its Subsidiaries.

      3.28. YEAR 2000 COMPLIANCE. GEGP and its Subsidiaries have conducted a reasonable review of all operating codes, programs, utilities and other software as well as all hardware and systems utilized by GEGP and its Subsidiaries (collectively, "SYSTEMS") to determine whether such Systems are designed to record, store, process, and present calendar dates falling on or after January 1, 2000 in the same manner, and with the same functionality, as provided on or before December 31, 1999, and are designed to not lose functionality or degrade in performance as a consequence of such software operating at a date later than December 31, 1999 (such design and performance being referred to as "Y-2000 COMPLIANT"). To the extent such review identified Systems that are not Y-2000 Compliant, GEGP and its Subsidiaries have undertaken such measures as are reasonably acceptable to USF towards replacing such Systems with systems of similar functionality that contains either (a) a vendor warranty that such Systems are Y-2000 Compliant or (b) a vendor undertaking to replace, prior to December 31, 1999, all Systems that are not Y-2000 Compliant with those that are.

3.29. DISCLOSURE. None of the representations and warranties of GEGP and its Subsidiaries contained herein, or any other statements by GEGP and its Subsidiaries in this Agreement or the GEGP Disclosure Schedule, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. This Agreement, including the GEGP Disclosure Schedule hereto, together with all other documents and information made available by GEGP and its Subsidiaries to the USF and its representatives pursuant hereto, present fairly the business and operations of GEGP and its Subsidiaries.

                                     ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF USF AND SUB

As a material inducement to GEGP to enter into and perform their respective obligations under this Agreement, USF and Sub hereby represent and warrant to GEGP that the statements contained in this Article 4 are true and correct as of the date hereof.

      4.1. ORGANIZATION. USF and Sub are corporations duly organized and validly existing and are in good standing under the laws of the State of Delaware. Sub is an indirect wholly-owned subsidiary of USF.

      4.2. AUTHORIZATION OF TRANSACTION. Each of USF and Sub has full right, power and authority to enter into this Agreement and to perform its obligations hereunder. The entry into and performance hereof have been duly authorized by all necessary corporate action on the part of USF and Sub in accordance with their respective corporate charters, by-laws and applicable law and this Agreement constitutes a valid agreement, binding upon and enforceable against USF and Sub in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally, now or hereafter in effect and subject to the application of equitable principle and the availability of equitable remedies.

      4.3. NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (a) violate or conflict in any way with any statute, regulation, law, rule or common law doctrine which violation or conflict would have a material adverse effect,
(b) violate or conflict in any way with any judgment, order, decree, stipulation, injunction, charge or other restriction of any Governmental Entity to which USF or Sub is specifically subject which violation or conflict would have a material adverse effect on any provision of the Certificate of Incorporation or By-Laws of either USF or Sub, or result in the creation of any Security Interest upon any of USF's or Sub's assets pursuant to the terms thereof, or (c) conflict with, result in a breach of, constitute a default under (with or without notice or lapse of time, or both), result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any material contract, agreement, lease, sublease, license, sublicense, franchise, permit, indenture, agreement for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which USF or Sub is a party or by which they are bound or to which their assets are subject, except where such violations, conflicts, breaches, defaults or other events would not result in a material adverse effect or materially delay or interfere with the consummation of the transactions contemplated hereby.

      4.4. NO CONSENTS. Neither USF nor Sub is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency or court, or any other Person in order for the parties to consummate the transactions contemplated by this Agreement except for
(a) those notices, filings, authorizations, consents or approvals which, if not obtained or made, would not have a material adverse effect on USF or its ability to consummate the transactions contemplated hereby; and (b) the HSR Filing.

      4.5. BROKERS' FEES. Except for a finder's fee payable to Albion Corporation in the amount of $100,000, neither USF nor Sub has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which GEGP is or could become liable or obligated.

      4.6. FULL DISCLOSURE. None of the representations and warranties of USF and Sub contained herein, or any other statements by USF and Sub in this Agreement, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. This Agreement, including the schedules hereto, together with all other documents and information made available by USF or Sub to GEGP and their representatives pursuant hereto, present fairly the business and operations of USF and Sub.

                                     ARTICLE 5
                           COVENANTS PRIOR TO CLOSING

      5.1. CONDUCT OF OPERATIONS. During the period from the Agreement Date to the Closing Date, except as described in Schedule 5.1 of the GEGP Disclosure Schedule, the Business shall be operated solely in the Ordinary Course of Business and in compliance with the terms of this Agreement and, in addition, GEGP shall comply with the other covenants described in this Article 5. Without limiting the generality of the foregoing, at all times prior to the Closing, GEGP shall:

            (a) carry on the Business only in the Ordinary Course of Business and not introduce any material new method of management, operation or accounting;

            (b) maintain the properties, facilities and assets of the Business, including those held under leases, in good working order and condition, ordinary wear and tear excepted;

            (c) perform all of its obligations under agreements relating to or affecting the Business;

            (d) keep in full force and effect present insurance policies or other comparable insurance coverage;

            (e) use all commercially reasonable efforts to maintain and preserve its business organization intact, retain its present Key Employees, owner-operators and contractors and maintain its relationships with suppliers, customers and others having business relations with the Business;

            (f) maintain compliance with all permits, and laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

            (g) keep in full force and effect their corporate existence and all permits, franchises and other rights material to the Business;

            (h) maintain the books, accounts and records of the Business in accordance with past custom and practice as used in connection with the preparation of the Latest Balance Sheet;

            (i) maintain in full force and effect the existence of all material Intellectual Property;

            (j) continue to collect the accounts receivable and pay its accounts payable in a commercially reasonable manner and in accordance with present practice;

            (k) take such actions as USF reasonably requests and otherwise use its best efforts to cause fulfillment of all the conditions to which USF's obligations are subject (including, without limitation, using its best efforts to obtain all third party consents necessary to consummate the transactions contemplated hereby and for USF to conduct the Business following the Closing in substantially the same manner conducted as of the Agreement Date); and

            (l) promptly notify USF in writing if GEGP is advised or becomes aware that any material customer of the Business intends to cease doing business with GEGP or any of its Subsidiaries.

      5.2. PROHIBITED ACTIVITIES. Except as disclosed in Schedule 5.2 of the GEGP Disclosure Schedule, prior to the Closing, neither GEGP nor its Subsidiaries shall, without the prior written consent of USF, take any action or engage in any action, engage in any practice, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, GEGP shall not:

            (a) make any change in the articles of incorporation or by-laws of GEGP or any of its Subsidiaries;

            (b) issue any securities (except pursuant to the exercise of outstanding options or warrants to purchase Common Stock granted on or before June 17, 1998), options, warrants, calls, conversion rights or other commitments relating to its securities of any kind;

            (c) declare, set aside, or pay any dividend, distribution or other payment of cash or assets upon or with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock;

            (d) enter into any transaction, arrangement or contract with any officer, director, stockholder, employee, agent or other insider or Affiliate of GEGP or its Subsidiaries (other than wages, salaries, employee benefits or other payments in the Ordinary Course of Business and other than agreements and commitments that will not be binding upon and will not create any continuing expectations of similar benefits from USF or the Business);

            (e) distribute or transfer any cash, property or other assets to any officer, director, stockholder, employee, agent or other insider or Affiliate of GEGP or its Subsidiaries (other than the payment of wages, salaries, employee benefits and other payments in the Ordinary Course of Business);

            (f) except as set forth on Schedule 5.2 of the GEGP Disclosure Schedule, enter into any Contract or commitment, or make any capital expenditure, outside the Ordinary Course of Business and which involves an amount in excess of $50,000.

            (g) enter into any employment agreement or collective bargaining agreement, or increase the compensation payable or to become payable to any officer, director, Key Employee or agent, or make any bonus or management fee payment to any such person except ordinary and customary salary increases to employees in the Ordinary Course of Business and except as may be required by Applicable Law or as set forth in Schedule
      3.13 of the GEGP Disclosure Schedule;

            (h) create, assume or permit to exist any Indebtedness (other than borrowings and extensions on GEGP's current line of credit and any renewals thereof) for borrowed money or Security Interest whether now owned or hereafter acquired, except (i) with respect to purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $10,000 necessary for the conduct of the Business, except as set forth on Schedule 5.2, and (ii) liens for Taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which contested Taxes adequate reserves have been established and are being maintained), or materialmen's, mechanics', workmens', suppliers', builders', repairmen's, employees' or other like liens arising in the Ordinary Course of Business;

            (i) sell, assign, lease or otherwise transfer or dispose of any of its assets in excess of $10,000 in fair market value, except in the Ordinary Course of Business;

            (j) except as set forth in Schedule 5.2 of the GEGP Disclosure Schedule acquire or negotiate for the acquisition of any business or the start-up of any new business;

            (k) merge or consolidate or agree to merge or consolidate with or into any other entity;

            (l) cancel, adjust, release or waive any Indebtedness or rights or claims (or series of related rights or claims), or incur any Liability outside of the Ordinary Course of Business, provided that GEGP and its Subsidiaries may negotiate and adjust bills in the course of good faith dispute with customers in the Ordinary Course of Business;

            (m) accelerate, terminate, modify, cancel or commit any material breach of or amend or terminate any material Contract, Permit or other right (except for contracts for the sale or purchase of products and services and negotiated with customers and suppliers in the Ordinary Course of Business);

            (n) at any time after the Latest Balance Sheet Date, use any cash or other assets to pay, satisfy or discharge any Liability other than in the Ordinary Course of Business;

            (o) change the manner in which the Business has been conducted, including, without limitation, collection of accounts receivable, purchases of other Inventory or payment of accounts payable;

            (p) except as required to comply with changes in GAAP, change the accounting principles, methods or practices or change the depreciation or amortization policies or rates;

            (q) change the relationships with any customer or supplier which might reasonably be expected to adversely affect any of the assets, the Business or the prospects of USF with respect to any of the foregoing;

            (r) enter into, amend or modify in any respect (beyond any amendments and modifications reflected in true and complete copies of such Plans delivered to USF) any Plan.

            (s) take or permit any action that would require disclosure pursuant to Section 5.4 below; or

            (t) enter into any other transaction outside the Ordinary Course of its Business or take any action which could reasonably be expected to have a Material Adverse Effect.

      5.3. ACCESS TO RECORDS AND PREMISES. From and after the date hereof, GEGP shall give to USF and its counsel, accountants and other representatives, full access during normal business hours and, upon reasonable notice and upon GEGP's reasonable consent, to all plants, offices, customers, suppliers, personnel or properties and other books and records, of the Business, so that USF may, at its expense, investigate and inspect them, and GEGP will furnish to USF copies of all documents and information concerning the Business as USF may reasonably request. All information obtained shall be held subject to the Confidentiality Agreement dated August 5, 1998 between GEGP and USF.

      5.4. NOTICE OF CHANGES. Between the Agreement Date and the Closing Date, GEGP agrees to notify USF in writing promptly of any occurrence or state of facts which will result in any of the warranties and representations contained in Article 3 hereof not being true and correct if restated as of the Closing Date.

      5.5. NO SOLICITATION.

            (a) GEGP shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, through any officer, director, employee, representative, agent or affiliate, (i) solicit or initiate any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving GEGP, other than the transactions contemplated or permitted by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as a "COMPETING OFFER"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any Person relating to, any Competing Offer, or (iii) agree to, approve or recommend any Competing Offer. Neither the board of directors of GEGP, nor any committee thereof, shall (a) withdraw or modify, or propose to withdraw or modify, in any manner adverse to USF, the approval or recommendation of the board of directors of GEGP of the Merger or this Agreement, or (b) approve or recommend, or propose to approve or recommend, any Competing Offer or any other acquisition of outstanding shares of GEGP, other than pursuant to the Merger or this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent GEGP or its board of directors from (A) furnishing non-public information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited bona fide written Competing Offer by such Person (including a new and unsolicited Competing Offer received by GEGP after the execution of this Agreement from a Person whose initial contact with GEGP may have been solicited by such party prior to the execution of this Agreement) or recommending such an unsolicited bona fide written Competing Offer to its stockholders, if and only to the extent that GEGP's board of directors determines in good faith after considering various factors including, but not limited to, that the person making such Preferred Proposal (as defined herein) has the financial means, or the ability to obtain the necessary financing, to conclude such transaction, that the failure to take such action would result in a breach of the fiduciary duties of the Board of Directors to its stockholders under applicable law (any such more favorable Competing Offer being referred to in this Agreement as a "PREFERRED PROPOSAL"); and
      (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such Person, the board of directors of GEGP receives from such Person an executed confidentiality agreement with confidentiality provisions not materially less favorable to such Person than those contained in the Confidentiality Agreement dated as of August 5, 1998 between USF and GEGP (the "CONFIDENTIALITY AGREEMENT") or (B) complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to a Competing Offer. GEGP shall take no action with respect to the Competing Offer until 48 hours after notice is received by USF as required under Section 5.5(b) below.

            (b) GEGP shall notify USF orally and in writing no later than 24 hours after receipt by GEGP (or its advisors) of any Competing Offer or any request for nonpublic information in connection with a Competing Offer or for access to the properties, books or records of such party by any Person that informs such party that it is considering making, or has made, a Competing Offer. Such notice to USF shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

      5.6. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. GEGP shall take all necessary action to comply with the legal requirements of Section 228 of the DGCL to obtain the written consent to the Merger signed by holders of outstanding Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting and, further, to promptly give notice of such corporate action to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders or members to take the action were delivered to GEGP as provided for in
Section 228(c) of the DGCL. In addition, GEGP shall have delivered the Information Statement to those stockholders who have not consented in writing as soon as practicable after the execution of this Agreement.

      5.7. TRADING PROHIBITIONS. Each of USF, Sub and GEGP hereby acknowledges that as a result of disclosures by USF, Sub and GEGP contemplated under this Agreement, USF, Sub, GEGP and its Subsidiaries and their respective Affiliates may, from time to time, have material, non-public information concerning each other. Each of USF, Sub and GEGP confirms that it and its respective Affiliates are aware, and that it has advised such persons that, (i) the United States securities laws may prohibit a Person who has material, non-public information from purchasing or selling securities of any company to which such information relates, and (ii) material non-public information shall not be communicated to any other Person except as permitted herein.

      5.8. LEGAL CONDITIONS TO MERGER. Each of USF and GEGP will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and will use their best efforts to furnish information to each other in connection with any such requirements imposed upon any of them in connection with the Merger. Each of USF and GEGP will: (i) take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other third party, required to be obtained or made by GEGP or USF in connection with the Merger (any of the foregoing an "APPROVAL") or the taking of any action contemplated thereby or by this Agreement; (ii) diligently oppose or pursue any rehearing, appeal or other challenge which may be available to it of any refusal to issue any Approval or of any order or ruling of any Governmental Entity which may adversely affect the ability of the parties hereto to consummate the Merger or to take any action contemplated by any Approval or by this Agreement until such time as such refusal to issue any Approval or any order or ruling has become final and non-appealable; and (iii) diligently oppose any objections to, appeals from or petitions to reconsider or reopen any Approval or the taking of any action contemplated thereby or by this Agreement.


                                     ARTICLE 6
                         CONDITIONS TO OBLIGATION OF USF

The obligations of USF to consummate the transactions contemplated hereby are subject to satisfaction at or prior to the Closing Date of the following conditions:

      6.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of GEGP and its Subsidiaries contained in this Agreement shall be true and correct as of the date when made and on the Closing Date as if made again on the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date);

      6.2. OBLIGATIONS. GEGP shall have performed and complied in all material respects with all of their respective covenants (including, but not limited to, the covenants described in Sections 5.5, 5.6, 5.7 and, in addition, providing to USF (i) copies of executed grants of all outstanding Stock Options and Warrants and (ii) the affidavit executed by Lawrence F. Bauer that a certain promissory note made by Columbia Shipping, Inc. in the principal amount of $200,000 had been paid in full and that he had no claims, demands or rights regarding sums owed under such note), duties and obligations hereunder through the Closing Date;

      6.3. GEGP'S CERTIFICATE. GEGP shall have delivered to USF a certificate dated as of the Closing Date, signed by an officer of GEGP certifying that each of the conditions specified above in Sections 6.1 and 6.2 have been satisfied in all respects;

      6.4. NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting the conduct or operation by USF of the Business after the Merger shall have been issued, except for any such order, injunction restraint or prohibition which would not be reasonably likely to have a Material Adverse Effect on USF; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by any Governmental Entity which makes the consummation of the Merger illegal;

      6.5. CORPORATE RESOLUTIONS. GEGP shall have delivered to USF (i) a copy of the text of the resolutions of the board of directors by which the corporate action on the part of GEGP necessary to approve this Agreement and the Merger were taken, certified by GEGP's corporate secretary and (ii) an incumbency certificate signed by an officer of GEGP certifying the signature and office of each officer executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto;

      6.6. STOCKHOLDERS CONSENT. GEGP shall have delivered to USF a copy of the text of the resolutions of the stockholders by which the corporate action on the part of GEGP necessary to approve this Agreement and the Merger were taken in accordance with Section 5.6 and the DGCL and certified by GEGP's corporate secretary;

      6.7. STOCKHOLDERS NOTICE. GEGP shall have delivered to USF a copy of the notice of corporate action sent to all stockholders who have not consented in writing in accordance with Section 5.6 and the DGCL and a copy of the Information Statement;

      6.8. THIRD PARTY CONSENTS. All of the third party consents and approvals set forth on Schedule 3.4 of the GEGP Disclosure Schedule shall have been obtained by GEGP and delivered to USF;

      6.9. EMPLOYMENT AGREEMENT. Patrick H. Weston shall have entered into an employment agreement (the "EMPLOYMENT AGREEMENT") with USF Seko Worldwide, Inc. in the form of Exhibit A attached hereto, and as of the Closing Date, such Employment Agreement shall be in full force and effect;

      6.10. OPINION OF GEGP'S COUNSEL. USF shall have received from Stibbs & Burbach, counsel to GEGP, an opinion in the form as mutually agreed to by GEGP and USF, addressed to USF and dated as of the Closing Date;

      6.11. NO ADVERSE CHANGE. Since the Latest Balance Sheet Date, there shall have occurred no material adverse change in the Business, operating results, financial condition or operations of the Business;

      6.12. RESIGNATIONS. GEGP shall have delivered to USF, except as otherwise requested by USF, the written resignations of all of the officers and directors of GEGP and its Subsidiaries;

      6.13. HSR FILING. GEGP shall have filed as soon as reasonably possible after the date of execution of this Agreement, at USF's expense, filed a Notification and Report Form for Certain Mergers and Acquisitions with the Federal Trade Commission and the Antitrust Division of the Department of Justice and any additional information or documentary material relevant to the proposed transaction if requested by either agency pursuant to the HSR Act or the FTC Rules; and shall have used its commercially reasonable efforts to obtain clearance of the proposed transaction. For purposes of any such filing, GEGP shall be the "acquired person" and USF the "acquiring person" under the provisions of the HSR Act and FTC Rules;

      6.14. INDEMNIFICATION AGREEMENT. Compagnie Daher shall have entered into an indemnification agreement ("INDEMNIFICATION AGREEMENT") with USF and GEGP in the form of Exhibit B attached hereto, and as of the Closing Date, such Indemnification Agreement shall be in full force and effect; and

      6.15. WAIVER AND RELEASE. Each of Compagnie Daher, Patrick M. Daher, Patrick H. Weston, Henri Youngblood, Jack Moore, Mike Moore, Keith Bates, John Darden and Carlos Macaluso shall have entered into a Waiver and Release in the form set forth in Exhibit C attached hereto and each such Waiver and Release shall be in full force and effect and shall not have been amended without the written consent of USF.

USF may waive any condition, in whole or in part, specified in this Article 6 if it executes a writing so stating at or prior to the Closing Date.

                                     ARTICLE 7
                        CONDITIONS TO OBLIGATIONS OF GEGP

The obligations of GEGP to consummate the transactions contemplated hereby are subject to satisfaction at or prior to the Closing Date of the following conditions:

      7.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of USF shall be true and correct in all material respects as of the date when made and on the Closing Date as if made again on the Closing Date;

      7.2. OBLIGATIONS. USF shall have performed and complied with all of its covenants, duties and obligations hereunder through the Closing Date;

      7.3. USF'S CERTIFICATE. USF shall have delivered to GEGP a certificate dated as of the Closing Date signed by an officer of USF to the effect that each of the conditions specified above in Sections 7.1 and 7.2 have been satisfied in all respects;

      7.4. FUNDING. USF shall have delivered to the Paying Agent the Merger Consideration, Option Consideration and Warrant Consideration;

      7.5. CORPORATE RESOLUTIONS. USF shall have delivered to GEGP (i) a copy of the text of the resolutions by which the corporate action on the part of USF necessary to approve this Agreement were taken, certified by USF's corporate secretary and (ii) an incumbency certificate signed by an officer of USF certifying the signature and office of each officer executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto;

      7.6. OPINION OF USF'S COUNSEL. GEGP shall have received an opinion from Sachnoff & Weaver, Ltd., counsel to USF, in the form as mutually agreed to by GEGP and USF addressed to GEGP and dated as of the Closing Date;

      7.7. EMPLOYMENT AGREEMENT. GEGP shall have executed the Employment Agreement with Patrick Weston;

      7.8. HSR FILING. USF shall have filed as soon as was reasonably possible after the date of execution of this Agreement, at its expense, a Notification and Report Form for Certain Mergers and Acquisitions with the Federal Trade Commission and the Antitrust Division of the Department of Justice and any additional information or documentary material relevant to the proposed transaction if requested by either agency pursuant to the HSR Act or the FTC Rules; and shall have used its commercially reasonable efforts to obtain clearance of the proposed transaction. For purposes of any such filing, GEGP shall be the "acquired person" and USF the "acquiring person" under the provisions of the HSR Act and FTC Rules; and

      7.9. INDEMNIFICATION AGREEMENT. USF and GEGP shall have executed the Indemnification Agreement with Compagnie Daher.

GEGP may waive, in whole or in part, any condition specified in this Article 7 if they execute a writing so stating at or prior to the Closing Date.

                                     ARTICLE 8
                                   TERMINATION

      8.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 8.1(b) through 8.1(g), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the stockholder of Sub or the stockholders of GEGP, as follows:

            (a) by mutual written consent of USF and GEGP; or

            (b) by either USF or GEGP if the Closing shall not have been consummated by November 30, 1998 (provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date, and provided further, that this Agreement may be extended up to 45 days by either party by written notice to the other party if the Merger would have been consummated but for the absence of one or more required Approvals or third-party consents, and such Approval(s) or consent(s) can reasonably be expected to be obtained within such 45 day period); or

            (c) by either USF or GEGP if a court of competent jurisdiction or other Governmental Entity shall have issued a final order, decree or ruling, or taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, and all appeals with respect to such order or action have been exhausted or the time for appeal of such order, decree, ruling or action shall have expired (provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party which has not complied with its obligations under Section 5.8); or

            (d) by USF if (i) the board of directors of GEGP shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to USF or shall have resolved or publicly announced or disclosed to any third party its intention to do so; (ii) an Alternative Transaction (as defined in Section 8.4) involving GEGP shall have taken place or the Board of Directors of GEGP shall have recommended such an Alternative Transaction to the stockholders of GEGP or shall have resolved or publicly announced its intention to recommend or engage in such an Alternative Transaction; or (iii) a tender offer or exchange offer for fifty percent (50%) or more of the outstanding shares of Common Stock shall have been commenced or a registration statement with respect thereto shall have been filed (other than by USF or an Affiliate thereof), and the board of directors of GEGP shall have (A) recommended (or shall have resolved or publicly announced its intention to recommend) that the stockholders of GEGP tender their shares of Common Stock in such tender or exchange offer or (B) resolved or publicly announced its intention to take no position with respect to such tender or exchange offer; or

            (e) by USF if a breach of any representation, warranty, covenant or agreement on the part of GEGP set forth in this Agreement shall have occurred which would cause the conditions set forth in Sections 6.1 or 6.2 not to be satisfied, and, that with respect to any breach of a covenant or agreement hereunder, such covenant or agreement is incapable of being cured or, if capable of being cured, shall not have been cured within ten
      (10) Business Days following receipt by GEGP of written notice of such breach from USF; or

            (f) by GEGP, if the board of directors of GEGP shall have determined to recommend a Competing Offer to its stockholders after determining, pursuant to Section 5.5, that such Competing Offer constitutes a Preferred Proposal; provided, however, that the board of directors of GEGP shall provide USF with 48 hours prior written notice before recommending such Competing Offer to its stockholders; or

            (g) by GEGP, if a breach of any representation, warranty, covenant or agreement on the part of USF set forth in this Agreement shall have occurred which would cause the conditions set forth Sections 7.1 or 7.2 not to be satisfied, and, with respect to any breach of a covenant or agreement hereunder, such covenant or agreement is incapable of being cured or, if capable of being cured, shall not have been cured within ten (10) Business Days following receipt by GEGP of written notice of such breach from USF;

      8.2. EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 8.1, there shall be no Liability or obligation on the part of USF, GEGP, or their respective officers, directors, stockholders or Affiliates, except as set forth in Section 8.3 and further except to the extent that such termination results from the willful breach by a party of any of its representations, warranties, covenants or agreements in this Agreement; and provided, that the provisions of Section 8.3 of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

      8.3. FEES AND EXPENSES.

            (a) Except as set forth in this Section 8.3 and in Sections 6.14 and 7.8, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

            (b) If this Agreement is terminated (i) by USF pursuant to Section 8.1(d), (ii) by USF pursuant to Section 8.1(e) or (iii) by GEGP pursuant to Section 8.1(f), GEGP shall pay to USF a termination fee of $500,000 in cash, (the "GEGP INITIAL TERMINATION FEE"), plus documented expenses of USF relating to this Agreement and the transactions contemplated hereby in an amount up to $200,000, within one Business Day after such termination.

            (c) If this Agreement is terminated by GEGP pursuant to Section 8.1(g), USF shall reimburse GEGP for documented expenses of GEGP relating to this Agreement and the transactions contemplated hereby in an amount up to $200,000, within one Business Day after such termination.

            (d) If GEGP fails to promptly pay to USF or if USF fails to promptly pay to GEGP any fee or expense due hereunder, GEGP or USF, as the case may be, shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate as reported in the WALL STREET JOURNAL from the date such fee was required to be paid.

      8.4. ALTERNATIVE TRANSACTION.

            (a) As used in this Agreement, an "ALTERNATIVE TRANSACTION" involving a specified party to this Agreement means: (i) a transaction or series of transactions pursuant to which any person or group other than USF, GEGP or Sub, or any Affiliate thereof, (a "THIRD PARTY") acquires or would acquire (upon completion of such transaction or series of transactions) shares (or securities exercisable for or convertible into shares) representing more than fifty percent (50%) of the outstanding shares of Common Stock, pursuant to a tender offer or exchange offer or otherwise; (ii) a merger, consolidation, share exchange or other business combination involving GEGP or any of its Subsidiaries if, upon consummation of such merger, consolidation, share exchange or other business combination such Third Party owns or would own more than fifty percent (50%) of the outstanding Common Stock of GEGP or the capital stock or any of its Subsidiaries or the entity surviving such merger or business combination or resulting from such consolidation; (iii) any other transaction or series of transactions pursuant to which any Third Party acquires or would acquire (upon completion of such transaction or series of transactions) control of assets of GEGP or any of its material Subsidiaries (including, for this purpose, outstanding equity securities of Subsidiaries of such party) having a fair market value equal to more than fifty percent (50%) of the fair market value of all the consolidated assets of such party immediately prior to such transaction or series of transactions; or (iv) any transaction or series of transactions pursuant to which any Third Party acquires or would acquire (upon completion of such transaction or series of transactions) control of the Board of Directors of GEGP or by which nominees of any Third Party are (or would be) elected or appointed to a majority of the seats on the Board of Directors of GEGP.


                                     ARTICLE 9
                                     CLOSING

      9.1. DOCUMENTS TO BE DELIVERED BY GEGP. At the Closing, GEGP shall take the following action or shall deliver or provide the following instruments or documents to USF by GEGP:

            (a) GEGP shall deliver each of the documents, instruments or other items specified in Sections 6.3, 6.5, 6.6, 6.7, 6.8, 6.9, 6.10, 6.12, 6.14
      and 6.15; and

            (b) GEGP shall deliver such other documents or instruments as USF may reasonably request in order to give effect to the transactions contemplated hereby.

      9.2. DOCUMENTS TO BE DELIVERED BY USF. At the Closing, USF shall deliver or provide the following instruments or documents to GEGP:

            (a) USF shall deliver each of the documents, instruments and other items specified in Sections 7.3, 7.5, 7.6, 7.7 and 7.9; and

            (b) USF shall deliver such other documents or instruments as GEGP may reasonably request in order to give effect to the transactions contemplated hereby.

                                     ARTICLE 10
                            MISCELLANEOUS PROVISIONS

      10.1. INDEMNIFICATION AND INSURANCE.

            (a) USF Seko Worldwide, Inc., an Illinois corporation ("SEKO") agrees that subsequent to the Closing it will provide to the directors and officers of GEGP indemnification in accordance with the current provisions of the Certificate of Incorporation and By-Laws of GEGP with respect to matters occurring prior to the Effective Time, for a period of three (3) years from the Effective Time (or, in the case of matters occurring prior to the Effective Time which have not been resolved prior to the third anniversary of the Effective Time, until such matters are finally resolved). Seko shall pay expenses for legal fees in advance of the final disposition of any such action or proceeding to each director or officer to the fullest extent permitted under Delaware law, provided, that each director and officer agrees that, in the event that it is ultimately determined that such director or officer is not entitled to the payment of such expenses, for any reason, such person shall reimburse Seko for such expenses paid in advance. In the event any third party shall notify the directors and officers with respect to any matter which may give rise to a claim by the directors and officers for indemnification against Seko under this Agreement, (i) the directors and officers shall notify Seko promptly of such claim; (ii) Seko will defend the directors and officers against the matter with counsel of its choice and shall pay for only one law firm (in addition to local counsel) for all directors and officers, unless the use of one law firm for all directors and officers would present such law firm with a conflict of interest; and (iii) Seko shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

            (b) Seko shall cause to be maintained in effect for three (3) years following the Closing Date the current policy of directors' and officers' liability insurance currently maintained by GEGP; provided that Seko may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous in any material respect to the directors and officers.

      10.2. NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and the Effective Time, except for covenants which, by their terms, are to be performed after the Effective Time and the agreements of the Affiliates of GEGP delivered pursuant hereto.

      10.3. NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

      10.4. PRESS RELEASES AND ANNOUNCEMENTS. No press releases or public announcements relating to this Agreement and the transactions contemplated herein, or other announcements to the employees, clients, referral sources, customers and suppliers of the Business will be issued without the joint approval of USF and GEGP; provided that the foregoing restriction shall cease to apply to announcements by USF after consummation of the transactions contemplated herein.

      10.5. ENTIRE AGREEMENT. Except as otherwise specifically provided herein, this Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any prior communications, understandings, agreements, or documents with regard thereto.

      10.6. SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign this Agreement or any of such Party's rights, interests, or obligations hereunder without the prior written approval of the other Parties.

      10.7. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      10.8. NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) three (3) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one day after receipt is electronically confirmed, if sent by fax (provided that a hard copy shall be promptly sent by first class mail); or (iii) one (1) business day following deposit with a recognized national overnight courier service for next day delivery, charges prepaid, and, in each case, addressed to the intended recipient as set forth below:

IF TO USF OR SUB:                               WITH A COPY TO:

USFreightways Corporation                       Sachnoff & Weaver, Ltd.
9700 Higgins Road                               30 South Wacker Drive
Suite 570                                       Suite 2900
Rosemont, Illinois  60018                       Chicago, Illinois 60606
Attn:  John Campbell Carruth                    Attn: William N. Weaver, Jr.
Fax:  847/726-0639                              Fax:  312/207-6400

IF TO GEGP:                                     AND A COPY TO:

Golden Eagle Group, Inc.                        Stibbs & Burbach
120 Standifer Drive                             10077 Grogans Mill Road
Humble, Texas  77338                            Suite 475
                                                The Woodlands, Texas  77380
Attn: Patrick H. Weston                         Attn:  John H. Stibbs, Jr.
Fax:  281/446-1262                              Fax:  281/363-0660

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is delivered to the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

      10.9. GOVERNING LAW; EXCLUSIVE JURISDICTION. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois. GEGP agrees that any legal action or proceeding arising out of or relating to this Agreement may be instituted in the United States District Court of the Northern District of Illinois, Eastern Division, at USF's discretion. GEGP irrevocably and unconditionally submits to the jurisdiction of such court in any such action or proceeding and expressly waive any objection relating to the basis for personal or in rem jurisdiction or to venue which they now or hereafter have in any such action or proceeding.

      10.10. AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by USF and GEGP. No waiver by any Party of any default, misrepresentation, breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence of such kind.

      10.11. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid or unenforceable term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

      10.12. EXPENSES. Except as otherwise explicitly provided in this Agreement, USF and GEGP will bear its own direct and indirect costs and expenses (including fees and expenses of legal counsel, audit and accounting fees, investment bankers, brokers or other representatives or consultants) incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, whether or not such transactions are consummated.

      10.13. CONSTRUCTION. The Parties have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumptions or burdens of proof shall arise favoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any Federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form. Each gender-specific term used herein has a comparable meaning whether used in a masculine, feminine or gender-neutral form. The term "include" and its derivatives shall have the same construction as the phrase "include, without limitation," and its derivatives. The section headings contained in this Agreement are inserted for convenience or reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      10.14. INCORPORATION OF EXHIBITS AND SCHEDULES. All Exhibits and Schedules hereto are incorporated herein by reference and made a part hereof.

      10.15. REMEDIES. Each of the Parties acknowledges and agrees that each other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that each other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of competent jurisdiction, in addition to any other remedy to which it may be entitled, at law or in equity. Except with respect to Sections 8.3(b) and 8.3(c), no remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies of law or inequity.

      10.16. ENFORCEMENT EXPENSES. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing Party shall recover, in addition to any other damages assessed, its reasonable attorneys' fees and costs incurred in resolving such dispute.

      10.17. DIRECTLY OR INDIRECTLY. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken by such Person, directly or indirectly, through one or more intermediaries.

      10.18. TIME OF THE ESSENCE. Time shall be of the essence of this Agreement and of every part hereof.

      10.19. USE OF DAHER NAME. From and after the first anniversary of the Effective Time, USF shall no longer have the right to the use of the "Daher" name in connection with operation or business of GEGP.

                                  * * * * *

            IN WITNESS WHEREOF, the Parties hereto have caused this Agreement and Plan of Merger to be executed by their respective officers thereunto duly authorized as of the date first above written.


                                    USFREIGHTWAYS CORPORATION

                                    By:   /S/ JOHN CAMPBELL CARRUTH
                                    Name: John Campbell Carruth
                                    Title: Chairman and Chief Executive Officer


                                    SEKO NEWCO, INC.


                                    By:/S/ JOHN CAMPBELL CARRUTH
                                    Name:  John Campbell Carruth
                                    Title: President


                                    (SOLELY FOR PURPOSES OF SECTION 10.1)
                                    USF SEKO WORLDWIDE, INC.


                                    By:   /S/ DANIEL PARA
                                    Name: Daniel Para
                                    Title:      President


                                    GOLDEN EAGLE GROUP, INC.


                                    By:   /S/ PATRICK H. WESTON
                                    Name: Patrick H. Weston
                                    Title:      Chief Executive Officer

                                                                         ANNEX B


             Title 8 Delaware General Corporation Law Section (1997)

Section 262.  Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 268 or Section 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date

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of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to Section 228 or
Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such

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constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or Consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

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(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded such stockholder's appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(1) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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